INDYMAC ABS, INC.,

Depositor

INDYMAC BANK, F.S.B.,

Seller and Master Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2005

______________________________

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

Residential Mortgage-Backed Certificates, Series 2005-L1

Table of Contents

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.
Section 1.03	Accounting.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans.
Section 2.02	Acceptance by Trustee.
Section 2.03	Repurchase or Substitution of Mortgage Loans by the Seller.
Section 2.04	[Reserved].
Section 2.05	Representations, Warranties and Covenants of the Master Servicer.
Section 2.06	Representations and Warranties of the Depositor.
Section 2.07	Issuance of Certificates.

Section 2.08     Conveyance of REMIC 1 Regular Interests and REMIC 2 Regular Interest and Acceptance of REMIC 3 by Trustee.

Section 2.09	Conveyance of Subsequent Mortgage Loans.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.01	Master Servicer to Act as Master Servicer.
Section 3.02	Sub-Servicing Agreements Between Master Servicer and Sub-Servicers; Special Servicing.
Section 3.03	Successor Sub-Servicers.
Section 3.04	Liability of the Master Servicer.
Section 3.05	No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.
Section 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.
Section 3.07	Collection of Certain Mortgage Loan Payments.
Section 3.08	Sub-Servicing Accounts.
Section 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
Section 3.10	Collection Account, Distribution Account.
Section 3.11	Withdrawals from the Collection Account and Distribution Account.
Section 3.12	Investment of Funds in the Collection Account and the Distribution Account.
Section 3.13	[Reserved].
Section 3.14	Maintenance of Errors and Omissions and Fidelity Coverage.
Section 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.16	Realization Upon Defaulted Mortgage Loans.

Section 3.17	Trustee to Cooperate; Release of Mortgage Files.
Section 3.18	Servicing Compensation.
Section 3.19	Reports to the Trustee; Collection Account Statements.
Section 3.20	Statement as to Compliance.
Section 3.21	Independent Public Accountants’ Servicing Report.
Section 3.22	Access to Certain Documentation; Filing of Reports by Trustee.
Section 3.23	Title, Maintenance and Disposition of REO Property.
Section 3.24	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
Section 3.25	[Reserved].
Section 3.26	Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.
Section 3.27	Excess Reserve Fund Account.
Section 3.28	Pre-Funding Account.

ARTICLE IV

FLOW OF FUNDS

Section 4.01	Distributions.
Section 4.02	Statements.
Section 4.03	Remittance Reports; Advances.
Section 4.04	Distributions on the REMIC 1 Regular Interests and REMIC 2 Regular Interests.
Section 4.05	Allocation of Realized Losses.
Section 4.06	The Policy.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Appointment of Paying Agent.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01	Liability of the Master Servicer and the Depositor.
Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.
Section 6.03	Limitation on Liability of the Master Servicer and Others.
Section 6.04	Master Servicer Not to Resign.
Section 6.05	Delegation of Duties.
Section 6.06	Inspection.

ARTICLE VII

DEFAULT

Section 7.01	Master Servicer Events of Termination.
Section 7.02	Trustee to Act; Appointment of Successor.
Section 7.03	Waiver of Defaults.
Section 7.04	Notification to Certificateholders.
Section 7.05	Survivability of Master Servicer Liabilities.

ARTICLE VIII

THE TRUSTEE

Section 8.01	Duties of Trustee.
Section 8.02	Certain Matters Affecting the Trustee.
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
Section 8.04	Trustee May Own Certificates.
Section 8.05	Trustee Fee and Expenses.
Section 8.06	Eligibility Requirements for Trustee.
Section 8.07	Resignation or Removal of Trustee.
Section 8.08	Successor Trustee.
Section 8.09	Merger or Consolidation of Trustee.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.
Section 8.11	Limitation of Liability.
Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.
Section 8.13	Suits for Enforcement.
Section 8.14	Waiver of Bond Requirement.
Section 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.
Section 8.16	Periodic Filings.
Section 8.17	Access to Records of Trustee.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01	REMIC Administration.
Section 9.02	Prohibited Transactions and Activities.
Section 9.03	Indemnification with respect to Certain Taxes and Loss of REMIC Status.

ARTICLE X

TERMINATION

Section 10.01	Termination.
Section 10.02	Additional Termination Requirements.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.
Section 11.02	Recordation of Agreement; Counterparts.

Section 11.03	Limitation on Rights of Certificateholders.
Section 11.04	Governing Law; Jurisdiction.
Section 11.05	Notices.
Section 11.06	Severability of Provisions.
Section 11.07	Article and Section References.
Section 11.08	Notice to the Rating Agency.
Section 11.09	Further Assurances.
Section 11.10	Benefits of Agreement.
Section 11.11	Acts of Certificateholders.
Section 11.12	Grant of Security Interest.
Section 11.13	Official Record.
Section 11.14	Protection of Assets.
Section 11.15	Qualifying Special Purpose Entity.
Section 11.16	Rights of the Certificate Insurer.

EXHIBITS:

Exhibit A-1	Form of Class A Certificate
Exhibit A-2	Form of Class M Certificate
Exhibit A-3	Form of Class B Certificate
Exhibit A-4	Form of Class C Certificate
Exhibit A-5	Form of Class R Certificate
Exhibit B	Copy of Certificate Guaranty Insurance Policy with respect to the Insured Certificates
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Form of Request for Release
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Reserved
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Certification with respect to ERISA and the Code
Exhibit J	Form of Investment Letter
Exhibit K	[Reserved]
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of Class R Certificate Transfer Affidavit
Exhibit N	Reserved
Exhibit O	Reserved
Exhibit P	Form of Addition Notice
Exhibit Q	Form of Subsequent transfer Instrument

Schedule I

List of Multiple Mortgage Loans to Single Borrowers

This Pooling and Servicing Agreement is dated as of June 1, 2005 (the “Agreement”), among INDYMAC ABS, INC., as depositor (the “Depositor”), INDYMAC BANK, F.S.B., as seller and master servicer (the “Seller” and “Master Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY., as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of five classes of certificates, designated as (i) the Class A Certificates, (ii) the Class M Certificates, (iii) the Class B Certificates, (iv) the Class C Certificates and (v) the Class R Certificates.

REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Excess Reserve Fund Account and the Pre-Funding Account) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class R-1 Interest will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.(1)

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date(2)
LT1	Variable(3)	$229,821,905.94	June 25, 2010
LT1PF	Variable(3)	$20,178,094.06	June 25, 2010

___________________

(1)

The following provisions in the Preliminary Statement are intended to cause all interest and principal collections in respect of the Mortgage Loans to be distributed from REMIC 1 to REMIC 2, from REMIC 2 to REMIC 3 and from REMIC 3 to each Class of Certificates. The Preliminary Statement will be interpreted and applied consistently with such intent. The Trustee will seek guidance from Tax Counsel to the extent it believes that any of the subsequent provisions are inconsistent with the foregoing to reconcile or eliminate such inconsistency.

(2)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the earlier of (a) the Distribution Date in June 2010 and (b) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof has been designated as the “latest possible maturity date” for each Uncertificated REMIC 1 Regular Interest.

(3)	Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest will represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date(1)
LTAA	Variable(2)	$245,000,000.00	June 25, 2010
LT1A	Variable(2)	$1,750,000.00	June 25, 2010
LT1M	Variable(2)	$350,000.00	June 25, 2010
LT1B	Variable(2)	$200,000.00	June 25, 2010
LT1ZZ	Variable(2)	$2,700,000.00	June 25, 2010

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the earlier of (a) the Distribution Date in June 2010 and (b) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof has been designated as the “latest possible maturity date” for each Uncertificated REMIC 2 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.

REMIC 3

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3.” The Class R-3 Interest represents the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Assumed Final Maturity Date(1)
Class A	Variable(2)	$242,000,000	June 25, 2010
Class M	Variable(2)	$3,250,000	June 25, 2010
Class B	Variable(2)	$4,750,000	June 25, 2010
Class C	Variable(2)	$20,000,000	June 25, 2010

__________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the earlier of (a) the Distribution Date in June 2010 and (b) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)

The Initial Certificate Principal Balance of the Class C Certificates is equal to the excess of (i) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the aggregate Initial Certificate Principal Balance of the Class A Certificates and the Subordinated Certificates. The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. The Class C Certificates will not accrue interest on their Certificate Principal Balance.

As of the Cut-off Date, the Closing Date Mortgage Loans had an aggregate Stated Principal Balance equal to $229,821,906.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Subordinated Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed, and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class R Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: Either of the Collection Account or Distribution Account.

“Accrual Period”: With respect to the Class A Certificates and the Subordinated Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Accrued Certificate Interest”: With respect to the Class A Certificates, the Subordinated Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Interest Shortfalls allocated to such Class as set forth in Section 1.02.

“Addition Notice”: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.09, a notice of the Depositor’s designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given no later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit P.

“Adjustable Rate Mortgage Loan”: A Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, each adjustment date on which the Mortgage Rate of such Mortgage Loans may change pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

“Adverse REMIC Event”: As defined in Section 9.01 hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Subordinated Certificates, the sum of (i) the amount of any Realized Losses allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.05 (b) and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid on the preceding Distribution Date minus the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries as provided in Section 4.01.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date including any Subsequent Recoveries, (b) Liquidation Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02 and (g) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans; over (ii) the sum of (a) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or

Section 3.18 or to the Trustee pursuant to Section 3.06 or Section 3.11(b), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i) (a) through (i)(f) above, as the case may be, in error, (c) the Trustee Fee payable from the Distribution Account pursuant to Section 4.01(a) and Section 8.05 and (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of New York, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificate”: Any Regular Certificate or Class R Certificate.

“Certificate Factor”: With respect to any Class of the Regular Certificates (other than the Class C Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance of the Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date. With respect to the Class C Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Notional Amount of such Class of Certificates on such Distribution Date (after giving effect to reductions thereof to be made on such Distribution Date due to reductions of the Pool Balance by scheduled principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period), and the denominator of which is the initial aggregate Notional Amount of such Class of Certificates as of the Closing Date.

“Certificateholder”: The Person in whose name a Certificate is registered in the Certificate Register (except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof). Unless otherwise specified herein, whenever reference is made herein to actions taken by the Trustee on behalf of the Certificateholders or property held by the Trustee for the benefit of the Certificateholders, such reference shall be deemed and construed as a reference to the Trustee acting on behalf of or for the benefit of the Certificateholders.

“Certificate Insurer”: Financial Guaranty Insurance Company, a New York stock insurance corporation or its successors in interest.

“Certificate Insurer Account”: An account of the Certificate Insurer maintained at JP Morgan Chase Bank (ABA No. 021000021), Account No. 904951812, Attention: IndyMac,

Series 2005-L1, or such other account as may be designated by the Certificate Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date. Any wire transfers to the Certificate Insurer Account shall reference the Policy No. of the Policy.

“Certificate Insurer Default”: The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Policy in accordance with its terms; or (b)(i) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

“Certificate Margin”: With respect to the Class A Certificates and each Class of Subordinated Certificates and the Accrual Period for any Distribution Date, the margin indicated as follows:

Class	Certificate Margin (%) (Accrual Periods for Distribution Dates up to and including Optional Termination Date)	Certificate Margin (%) (Accrual Periods for Distribution Dates that occur after the Optional Termination Date)
Class A Certificates	0.20	0.40
Class M Certificates	2.90	4.35
Class B Certificates	3.00	4.50

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the initial Certificate Principal Balance thereof (A) reduced by the sum of all amounts actually distributed in respect of principal of such Class and (B) further reduced, in the case of a Subordinated Certificate, by Realized Losses allocated thereto on all prior Distribution Dates plus, with respect to the Subordinated Certificates, any increase in the Certificate Principal Balance of such Certificate, pursuant to Section 4.01 due to receipt of Subsequent Recoveries (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular

Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates and the Subordinated Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class A Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess of (i) the aggregate Certificate Principal Balance of the Class A Certificates after giving effect to distributions of principal to be made on such Distribution Date (without regard to any payments of principal under the Policy) over (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the last day of the immediately preceding Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Class A Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class B Certificate”: Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class B Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M Certificates (after taking into account the payment of the Class M Principal Distribution Amount on such Distribution Date), and (iii) the Certificate Principal Balance of the Class B Certificates

immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class C Certificate”: Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M Certificate”: Any one of the Class M Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

“Class M Principal Distribution Amount”: With respect to any Distribution Date, the excess, if any, of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class R Certificate”: Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”: The uncertificated Residual Interest in REMIC 3.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: June 14, 2005.

“Closing Date Mortgage Loan”: Each Mortgage Loan sold and assigned by the Seller to the Trust Fund on the Closing Date.

“Code”: The Internal Revenue Code of 1986.

“Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1,” which must be an Eligible Account.

“Compensating Interest”: As defined in Section 3.24 hereof.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, CA 92705-4934, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Certificate Insurer and the Seller.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest, as follows:

REMIC 2 Regular Interest	Class
REMIC 2 Regular Interest I-LT1A	A
REMIC 2 Regular Interest I-LT1M	M
REMIC 2 Regular Interest I-LT1B	B

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Certificate Principal Balance of the Subordinated Certificates and the Class C Certificates, and the denominator of which is (y) the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date, and (ii) any amounts on deposit in the Pre-Funding Account.

“Custodian”: Deutsche Bank National Trust Company, as custodian of the Mortgage Files, and any successor thereto.

“Cut-off Date”: With respect to each Closing Date Mortgage Loan, June 1, 2005. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. As to any Subsequent Mortgage Loans, the related Subsequent Cut-off Date. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Deficiency Amount”: With respect to any Distribution Date and the Insured Certificates, an amount, if any, equal to the sum of (i) the amount by which the Accrued Certificate Interest allocable to the Insured Certificates for such Distribution Date exceeds the Interest Remittance Amount available on such Distribution Date to distribute to the Insured Certificates in accordance with Section 4.01(a)(ii) and (ii) (a) with respect to any Distribution Date that is not the Final Distribution Date, the Class A Overcollateralization Deficiency Amount, if any, for such Distribution Date and (b) on the Final Distribution Date, the aggregate Certificate Principal Balance of the Insured Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of an Insured Amount payable as principal on the Insured Certificates).

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans 60 days Delinquent or more or that have become REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is “30 days Delinquent” if such Monthly Payment has not been received by the Close of Business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due. The determination of whether a Mortgage Loan is “60 days Delinquent”, “90 days Delinquent”, etc. shall be made in a like manner.

“Depositor”: IndyMac ABS, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Master Servicer on behalf of the Trustee shall not be considered to Directly Operate an REO Property solely because the Master Servicer on behalf of the Trustee establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the Depositor based upon an Opinion of Counsel provided by nationally recognized counsel to the Depositor that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1,” and which must be an Eligible Account.

“Distribution Date”: The 25th day of each month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2005.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due) exclusive of any days of grace.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s and A-1 by S&P (or comparable ratings if Moody’s and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of any Class of Certificates (without regard to the Policy) as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estate in Real Property”: A fee simple estate in a parcel of real property.

“Excess Reserve Fund Account”: The reserve fund designated, established and maintained pursuant to Section 3.27.

“Excess Overcollateralization Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Expense Adjusted Maximum Mortgage Rate”: With respect to any Adjustable Rate Mortgage Loan, the then applicable Maximum Mortgage Rate thereon minus the Expense Fee Rate. With respect to any Fixed Rate Mortgage Loan, the Expense Adjusted Mortgage Rate thereon.

“Expense Adjusted Mortgage Rate”: With respect to any Mortgage Loan or REO Property, the then applicable Mortgage Rate thereon minus the Expense Fee Rate.

“Expense Amount”: For any Distribution Date, the sum of (i) product of the Expense Fee Rate and the sum of the Stated Principal Balances of the Mortgage loans as of the Due Date occurring in the prior calendar month and (ii) the Premium payable to the Certificate Insurer for that Distribution Date).

“Expense Fee Rate”: As to each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the least of (x) if such Distribution Date is on or after the Distribution Date in October 2005, the Total Monthly Excess Spread for such Distribution Date, and (y) the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralized Amount for such Distribution Date, calculated for this purpose without giving effect to the distribution of the Extra Principal Distribution Amount for such Distribution Date.

“Fannie Mae”: Fannie Mae or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: The Distribution Date in June 2010.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fixed Rate Mortgage Loan”: A Mortgage Loan whose Mortgage Rate is fixed for the life of such Mortgage Loan at the fixed Mortgage Rate set forth in the related Mortgage Note.

“Formula Rate”: With respect to each Class of Class A Certificates and Subordinated Certificates and any Distribution Date, a per annum rate equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

“Freddie Mac”: Freddie Mac or any successor thereto.

“Funding Period”: The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amount on deposit in the Pre-Funding Account has been reduced to zero or (ii) July 15, 2005.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Subordinated Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M Certificates and Class B Certificates.

“Holder”: A Certificateholder.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee and the Certificate Insurer has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Account”: The account or accounts created and maintained pursuant to Section 4.06, which shall be entitled “Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1.” The Insurance Account must be an Eligible Account.

“Insurance Agreement”: The Insurance and Indemnity Agreement, dated as of June 14, 2005, among the Certificate Insurer, the Trustee, Master Servicer and the Seller and the Depositor.

“Insurance Proceeds”: Proceeds of any title policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Insured Amount”: With respect to (i) a Distribution Date, any Deficiency Amount for such Distribution Date and (ii) any other date, any Preference Amount to be paid pursuant to the terms of the Policy in respect of the Insured Certificates on such date.

“Insured Certificates”: The Class A Certificates.

“Interest Determination Date”: With respect to each Class of Class A Certificates and Subordinated Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans or to amounts in respect of Prepayment Interest Shortfalls paid by the Master Servicer.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Subsequent Recoveries, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”: With respect to each Accrual Period for the Class A Certificates and the Subordinated Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR on such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i)         If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii)         If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the

Master Servicer and approved by the Certificate Insurer, at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Business Day”: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures and the Servicing Standard specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT1A, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ, with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest LT1A, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Master Servicer”: IndyMac Bank, F.S.B., a federal savings bank, or any successor Master Servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

“Master Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

“Maximum Cap Rate”: For any Distribution Date and the Class A Certificates and the Subordinated Certificates a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Maximum Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1ZZ minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT1A, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B, with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to REMIC 2 Regular Interest LT1A, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any reduction in such payment due to any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) or a Subsequent Transfer Instrument as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The agreement among the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Exhibit D, as initially prepared by the Seller pursuant to the Mortgage Loan Purchase Agreement (as supplemented by each schedule of Subsequent Mortgage Loans) . The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1)	the Mortgage Loan identifying number;
(2)	[reserved];
(3)	the state and zip code of the Mortgaged Property;
(4)	the original months to maturity;

(5)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;
(6)	the Loan-to-Value Ratio at origination;

(7)	the Mortgage Rate in effect immediately following the Cut-off Date;
(8)	the date on which the first Monthly Payment was due on the Mortgage Loan;
(9)	the stated maturity date;
(10)	the amount of the Monthly Payment at origination;

(11)	the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;
(12)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;
(13)	the original principal amount of the Mortgage Loan;
(14)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;
(15)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);
(16)	the Mortgage Rate at origination;
(17)	a code indicating the documentation program (i.e., full documentation, reduced documentation or no ratio);
(18)	the Value of the Mortgaged Property;
(19)	the sale price of the Mortgaged Property, if applicable;
(20)	the actual unpaid Stated Principal Balance of the Mortgage Loan as of the Cut-off Date;
(21)	a code indicating the lien priority for the Mortgage Loan; and
(22)	in the case of each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap.

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate in the case of each Fixed Rate Mortgage Loan is the fixed rate set forth in the related Mortgage Note, and which rate in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, (rounded as provided in the Mortgage Note and as specified by the Master Servicer), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Interest Shortfalls”: As defined in Section 1.02.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net WAC Rate”: With respect to any Distribution Date, the annual rate equal to the product of (i) a fraction, expressed as a percentage, the numerator of which is (1) the amount of interest which accrued on the Mortgage Loans on the Due Date occurring in the prior calendar month, minus (2) the Expense Amount for such Distribution Date and the denominator of which is the sum of (1) the aggregate Stated Principal Balances of the Mortgage Loans as of the Due Date occurring in the prior calendar month, which balances include giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and to Principal Prepayments received during the related Prepayment Period (or as of the Cut-off Date for the first Distribution Date) and (2) any amounts on deposit in the Pre-Funding Account and (ii) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Interest Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC 1 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to the Class A Certificates and the Subordinated Certificates and any Distribution Date, the sum of (A) the positive excess, if any, of (i) the amount of interest that would have accrued on such Class of Certificates for such Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon for the most recently ended related Accrual Period at a rate equal to the related Formula Rate for such Class of Certificates for such Distribution Date.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”: Any Advance previously made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date, with respect to the Class C Certificates, the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions which must be an opinion of Independent counsel.

“Optional Termination Date”: The earliest Distribution Date on which the Terminator would be permitted to exercise its option to terminate the Trust pursuant to Section 10.01.

“Original Mortgage Loan”: Any of the Mortgage Loans included in the Trust Fund as of the Closing Date.

“Original Pre-Funded Amount”: The amount deposited by the Depositor in the Pre-Funding Account on the Closing Date, which amount is $20,178,094.

“Overcollateralization Target Amount”: With respect to any Distribution Date (i) prior to October 2005, 0%, (b) beginning in October 2005 and prior to the Stepdown Date, 1.40% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Overcollateralization Floor, and (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralization Floor”: With respect to any Distribution Date, an amount equal to 0.50% of the sum of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans and the Original Pre-Funded Amount.

“Overcollateralized Amount”: With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) plus any amounts on deposit in the Pre-Funding Account exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and the Subordinated Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Class A Certificates and each Class of the Subordinated Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (E) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1A, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

(A)              the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1AA;

(B)              the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1A1;

(C)              the Uncertificated REMIC 2 Pass-Through Rate for REMIC 1 Regular Interest LT1M minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1M;

(D)              the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT1B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1B; and

(E)               the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1ZZ.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or initial Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or aggregate initial Notional Amount of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A2” or higher by Moody’s and “A” by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)        securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)        units of money market funds that have been rated “Aaa” by Moody’s and “AAA” by S&P, including any such funds that may be managed or co-advised by the Trustee or an Affiliate of the Trustee; and

(vii)       if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings of “Aaa” by Moody’s and “AAA” by S&P;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Furthermore, any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment and no Permitted Investment may be sold or disposed of before its maturity.

“Permitted Transferee”: Any transferee of a Residual Certificate, other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Policy”: The Certificate Guaranty Insurance Policy No. 05030039 issued by the Certificate Insurer in respect of the Insured Certificates, a copy of which is attached hereto as Exhibit B.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

“Pre-Funding Account”: The account established and maintained pursuant to Section 3.28.

“Prepayment Assumption”: A prepayment rate for the Mortgage Loans of 25% of the constant prepayment rate assumption (which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans).

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one month’s interest on the Mortgage Loan less any interest payments made by the Mortgagor. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”: With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-Off Date) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the Principal Remittance Amount plus (b) the Extra Principal Distribution Amount plus (c) in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Account and not used by the Trustee to purchase Subsequent Mortgage Loans over (ii) the Excess Overcollateralization Amount, if any, for such Distribution Date. I.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that was due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any purchased or repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period, (vi) the principal portion of any proceeds from any mortgage insurance and (vii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal.

“Private Certificate”: Any of the Class B, Class C and Class R Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.03, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the Certificate Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae and/or Freddie Mac.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be Delinquent not more than 30 days as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) [reserved], (xi) have the same Due Date as that of the Deleted Mortgage Loan and (xii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Moody’s and S&P or its successor, in its capacity as rating agency that has assigned ratings to the Class A Certificates and the Subordinated Certificates. If such agency or its successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor (and if rating the Insured Certificates, consented to in writing by the Certificate Insurer), notice of which designation shall be given to the Trustee and Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

If the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to each Distribution Date and the Class A Certificates, the Subordinated Certificates and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and the Class C Certificates, the Class R Certificates and any Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinance Loan”: Any Mortgage Loan the proceeds of which are used to refinance an existing Mortgage Loan.

“Regular Certificates”: Any of the Class A Certificates, Subordinated Certificates and the Class C Certificates.

“Reimbursement Amount”: As to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.01, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate.

“Relief Act”: The Servicemembers Civil Relief Act and similar state laws.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period or (without duplication) any earlier Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during each such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Excess Reserve Fund Account or the Pre-Funding Account.

“REMIC 1 Regular Interest LT1”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interest LT1PF”: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1PF shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 1 Regular Interests”: REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Regular Interest LT1AA”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Regular Interest LT1A1”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Regular Interest LT1B”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Regular Interest LT1M”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT1M shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Regular Interest LT1ZZ”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated

REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2 Regular Interests”: REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralized Amount”: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1A1,, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ, in each case as of such date of determination.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1A2, REMIC 2 Regular Interest LT1A3, REMIC 2 Regular Interest LT1A4, REMIC 2 Regular Interest LT1A5, REMIC 2 Regular Interest LT1A6, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ.

“REMIC 2 Target Overcollateralized Amount”: 1% of the Overcollateralization Target Amount.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Regular Interest”: The REMIC 1 Regular Interests and the REMIC 2 Regular Interests.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Remittance Report”: A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.03.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Residual Certificates”: The Class R Certificates.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Seller”: IndyMac Bank, F.S.B. in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the maintenance and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.25% per annum.

“Servicing Officer”: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee, the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”: Shall mean the standards set forth in Section 3.01.

“Servicing Transfer Costs”: Shall mean all reasonable costs and expenses (including without limitation, legal fees and expenses) incurred by the Trustee in connection with the transfer of servicing from a predecessor Master Servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or another successor Master Servicer to service the Mortgage Loans properly and effectively.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding Stated Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Remittance Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The later to occur of (i) the Distribution Date occurring in July 2008 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose after taking into account principal received or advanced on the Mortgage Loans which is part of Available Funds for such Distribution Date but before the distribution of the Principal Distribution Amount to the Certificates) is equal to or greater than 9.20%.

“Subordinated Certificate”: Any Class M Certificate or Class B Certificate.

“Subsequent Cut-off Date”: As to any Subsequent Mortgage Loans, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Subsequent Mortgage Loan.

“Subsequent Cut-off Date Principal Balance”: As to any Subsequent Mortgage Loan, its Stated Principal Balance as of the close of business on the applicable Subsequent Cut-off Date.

“Subsequent Mortgage Loan”: A Mortgage Loan sold by the Seller to the Depositor and the Depositor to the Trust Fund pursuant to Section 2.09, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

“Subsequent Mortgage Loan Interest”: Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Mortgage Loan during the Remittance Periods relating to the first Distribution Date in excess of 0.000% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class C Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.05) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Subsequent Transfer Date”: With respect to each Subsequent Transfer Instrument, the date on or before July 15, 2005 on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

“Subsequent Transfer Instrument”: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit Q, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

“Sub-Servicer”: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

“Sub-Servicing Agreement”: The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01 hereof.

“Total Monthly Excess Spread”: With respect to any Distribution Date, the the sum of (i) any Excess Overcollateralization Amount for such Distribution Date and (ii) the excess, if any, of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the amount required to be distributed pursuant to Section 4.01(a) and (B) the Principal Remittance Amount for such Distribution Date.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event is in effect if

(i)         with respect to any Distribution Date occurring from and including July 2008 to, but not including, July 2010, the Mortgage Loans 60 days Delinquent, in bankruptcy, in foreclosure or more or that have become REO Properties exceed 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date,

(ii)         with respect to any Distribution Date occurring on or after July 2010, the Mortgage Loans 60 days Delinquent, in bankruptcy, in foreclosure or more or that have become REO Properties exceed 4.50% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date; or

(iii)        for any Distribution Date on or after the Stepdown Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Remittance Period) exceed (a) 1.75% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date with respect to the distribution date in July 2008, plus an additional 1/12th of 0.75% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date for each distribution date occurring thereafter to and including the distribution date in June 2009 (b) 2.50% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date with respect to the distribution date in July 2009, plus an additional 1/12th of 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date for each distribution date occurring thereafter to and including the distribution date in June 2010 and (c) 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans plus amount on deposit in the Pre-Funding Account on such Distribution Date with respect to the distribution date occurring in July 2010 and thereafter.

“Trust”: The trust created hereunder.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor Trustee appointed as herein provided.

“Trustee Fee”: The amount payable to the Trustee on each Distribution Date pursuant to Section 4.01(a) and Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one month’s interest at the Trustee Fee Rate on the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

“Trustee Fee Rate”: 0.01% per annum.

“Trustee Float Period”: With respect to each Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

“Trust Fund”: All of the assets of the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, the Excess Reserve Fund Account and the Pre-Funding Account.

“Trust REMIC”: REMIC 1, REMIC 2 or REMIC 3.

“Uncertificated Accrued Interest”: With respect to each REMIC 2 Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC 2 Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC 2 Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interest as set forth in Section 1.02).

“Uncertificated Principal Balance”: With respect to each REMIC 2 Regular Interest, the amount of such REMIC 2 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 2 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 2 Regular Interest shall be reduced by all distributions of principal made on such REMIC 2 Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05, and the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 4.05. The

Uncertificated Principal Balance of each REMIC 2 Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest LT1 and (i) the first two Distribution Dates, the weighted average of the Expense Adjusted Mortgage Rates of the Initial Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (ii) thereafter, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date. With respect to REMIC 1 Regular Interest LT1PF and (i) the first two Distribution Dates, 0.00% and (ii) thereafter, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to each REMIC 2 Regular, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless (a) all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or (b) the partnership treats all income as effectively connected income within the meaning of Section 864 of the Code, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions. The term “U.S. Person” refers to a United States Person.

“Unpaid Interest Shortfall Amount”: With respect to the Class A Certificates and any Class of Subordinated Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to a Mortgage Loan other than a Refinance Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; (ii) with respect to a Refinance Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinance Loan.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Subordinated Certificates and the Class C Certificates shall have 99% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Subordinated Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class.

Section 1.02	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Accrued Certificate Interest for the Class A Certificates, the Subordinated Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date (together, “Net Interest Shortfalls”) shall be allocated first, to reduce the interest accrued on the Class C Certificates in the related Accrual Period up to an amount equal to one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of such Certificates and, thereafter, to reduce the interest accrued during the related Accrual Period on the Class A Certificates and the Subordinated Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC 1 Regular Interest

LT1 and REMIC 1 Regular Interest LT1PF, in each case to the extent of one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest; provided, however, with respect to the first twoDistribution Dates, such amounts relating to the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF.

For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 2 Regular Interest.

Section 1.03	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are required to be taken into account, such definition or calculation, and any related definitions or calculations, shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, in trust for the benefit of the Certificateholders and the Certificate Insurer, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Stated Principal Balance as of the Cut-off Date, all interest and principal received thereon after the Cut-off Date (other than interest and principal due on such Mortgage Loans on or before the Cut-off Date); (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund.

In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the “Custodian”), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(i)         the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Stated Principal Balance of which is less than or equal to 2.0% of the Pool Balance as of the Cut-off Date;

(ii)         the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)        an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”

(iv)        an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)        the original or a certified copy of lender’s title insurance policy; and

(vi)        the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

With respect to up to 30% of the Mortgage Loans, the Depositor may deliver all or a portion of each related Mortgage File to the Trustee not later than five Business Days after the Closing Date (such Mortgage Loans, the “Delayed Delivery Mortgage Loans”).

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Master Servicer, in its capacity as Seller, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Master Servicer, in its capacity as Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Master Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Master Servicer, in its capacity as Seller, shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian, to the extent required pursuant to Section 2.03. If the Seller does not cure such defect or deliver such missing document within such time period, the Master Servicer, in its capacity as Seller, shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03, to the extent required pursuant to Section 2.03.

The Depositor (at the expense of the Seller) shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Depositor shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, the Depositor shall not cause to be recorded any Assignment which relates to a Mortgage Loan secured by a Mortgaged Property in California or in any other jurisdiction where the Rating Agency does not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance (which, in the case of the Insured Certificates, shall be without regard to the Policy); provided, however, each Assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor defaults in its obligation to cause to be paid the cost of recording the Assignments, such expense will be paid by the Master Servicer. If the Master Servicer defaults in its obligation to cause to be paid the cost of recording the Assignments, such expense will be paid by the Trustee (to the extent that a Responsible Officer of the Trustee has actual notice thereof and to the extent that the Depositor has not caused a non-recordation Opinion of Counsel to be rendered to the Trustee, the Certificate Insurer and the Rating Agency, with respect to such Mortgage Loan) and the Trustee shall be reimbursed for such expenses. The Depositor shall deliver a non-recordation opinion to the Trustee within 90 days of the Closing Date. The Depositor shall be required to deliver such Assignments for recording within 45 days of the Closing Date.

The Depositor herewith delivers to the Trustee an executed original of the Mortgage Loan Purchase Agreement.

The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Master Servicer shall deliver to the Custodian, within such 270 day period, an Officer’s Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Depositor shall either

(x)        deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delayed Delivery Mortgage Loan or

(y)(A)   cause the Seller to repurchase the Delayed Delivery Mortgage Loan or (B) substitute a Qualified Substitute Mortgage Loan for a Delayed Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03 (treating each such Delayed Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.03);

provided, however, that if the Depositor fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Depositor shall cause the Seller to use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such period, the Trustee shall send a certification for the Delayed Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

Section 2.02	Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date (or Subsequent Transfer Date, with respect to a Subsequent Mortgage Loan) an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing

Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders and the Certificate Insurer, to certify in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Within the year commencing on the Closing Date and ending on the first anniversary date of the Closing Date the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Seller, the Certificate Insurer and the Master Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or to not meet the requirements of Section 2.01, at the conclusion of its review the Trustee shall indicate such on the exception report annexed to the final certification sent to the Seller, the Depositor, the Certificate Insurer and the Master Servicer. In addition, upon the discovery by the Seller, the Depositor, the Certificate Insurer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

Section 2.03	Repurchase or Substitution of Mortgage Loans by the Seller.

(a)        Upon discovery or receipt of written notice of any document which does not conform to the requirements of Section 2.01, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which in either such case materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Seller, the Depositor, the Certificate Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller, if and to the extent required under the Mortgage Loan Purchase Agreement, deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, if and to the extent required under the Mortgage Loan Purchase Agreement, the Master Servicer or the Trustee, in accordance with Section 3.02(b), shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period; provided that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed (i) that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer and (ii) that the Seller shall not have any obligation to provide any such cure, repurchase or substitution remedy with respect to any such defect or breach to the extent such defect or breach occurred as a result of the problem associated with the related Mortgage Loan that is identified on Schedule II to the Mortgage Loan Purchase Agreement.

(b)        As promptly as practicable following the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

(c)        As promptly as practicable following the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)        Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is two years after the Closing Date. The final maturity date of such Qualified Substitute Mortgage Loan must be on or before June 2010. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Remittance Period ending in the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give written notice to the Certificateholders and the Certificate Insurer that such substitution has taken place, and the Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution by the Seller, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account, to the extent required under the Mortgage Loan Purchase Agreement, an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master

Servicer of such deposit, shall release to the Seller the Mortgage File or Files with respect to the applicable Deleted Mortgage Loan(s), and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e)        Upon discovery by the Depositor, the Certificate Insurer or the Master Servicer or receipt of written notice by the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall, within two Business Days, give written notice thereof to the other parties hereto. In connection therewith, the Master Servicer or the Trustee, in accordance with Section 3.02(b), shall enforce the obligations of the Seller to repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(d). The Trustee shall reconvey to the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased pursuant to Section 2.03(a).

Section 2.04	[Reserved].
Section 2.05	Representations, Warranties and Covenants of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificate Insurer and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)         The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

(ii)         The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

(iii)        The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)        This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

(v)	[Reserved];

(vi)        The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)       There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

(viii)      Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact; and

(ix)        The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificate Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Seller, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Seller, the Certificate Insurer and the Trustee.

Section 2.06	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders, and the Certificate Insurer that as of the Closing Date or as of such date specifically provided herein:

(i)         This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)         Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)        As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)        The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)        The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)        The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor or the ability of the Depositor to perform its obligations under this Agreement;

(vii)       The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement and as would not have a material adverse effect on the validity of this Agreement or the Certificates);

(viii)      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)        There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement. It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto, and in no event later than two Business Days from the date of such discovery. Unless such breach shall not be susceptible of cure within 90 days, the obligation of the Depositor set forth in Section 2.03(b) to cure breaches shall constitute the sole remedy against the Depositor available to the Certificateholders, the Master Servicer and the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.06.

Section 2.07	Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund. The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all ownership interests evidenced or constituted by the Certificates, shall be as set forth in this Agreement.

Section 2.08     Conveyance of REMIC 1 Regular Interests and REMIC 2 Regular Interest and Acceptance of REMIC 3 by Trustee.

(a)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC 2 Regular Interests and the Class R

Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2..

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 3.

(d)        Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(a), (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(b), (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(c)the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

Section 2.09	Conveyance of Subsequent Mortgage Loans.

(a)        Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee’s delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in an to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master

Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three Business Days prior to the related Subsequent Transfer Date.

The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be 100% of the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b)        The Depositor shall transfer to the Trustee for deposit in the pool of Mortgage Loans the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)         the Depositor shall have provided the Trustee, the Certificate Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

(ii)         the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Seller shall have delivered a computer file acceptable to the Trustee containing such Mortgage Loan Schedule to the Trustee at least three Business Days prior to the related Subsequent Transfer Date;

(iii)        as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

(iv)        such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

(v)	the Funding Period shall not have terminated;

(vi)        the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

(vii)       the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions specified in this Section 2.09 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under this Agreement, to the extent of the Subsequent Mortgage Loans;

(viii)      the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee, the Certificate Insurer and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans.

(c)        The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to the each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the applicable Subsequent Cut-off Date; provided, however, that such Subsequent Mortgage Loans may have a first payment date occurring on or after the applicable Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loan could not have been delinquent as of such Subsequent Cut-off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan will not be less than 3 months and will not exceed 60 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; (v) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of two months; (vi) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 3.00% or greater than 10.75%; (vii) such mortgage loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices; (viii) such Subsequent Mortgage Loan will have a first payment date occurring on or before August 1, 2005; (ix) such Subsequent Mortgage Loan will have a principal balance no greater than $1,425,000; (x) the final maturity of such Subsequent Mortgage Loan shall be on or before June 1, 2010 and (x) such Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under “-Underwriting Standards of the Seller” in the Prospectus Supplement.

(d)        Following the purchase of any Subsequent Mortgage Loan by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 60 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.00% and not more than 10.75%; (iii) have a weighted average Loan-to-Value Ratio of approximately 76.70%; (iv) have no Mortgage Loan with a principal balance in excess of $1,425,000; (v) will consist of mortgage loans with prepayment charges representing no less than approximately 38.70% of the mortgage loans, (vi) with respect to the adjustable-rate Mortgage Loans, have a weighted average gross margin of approximately 4.83%; and (vii) have a weighted average FICO Score of approximately 729; in each case measured by aggregate principal balance of the Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans will be based on the principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.

(e)        Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency or the Certificate Insurer if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency or the Certificate Insurer shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Seller shall have delivered to each Rating Agency and the Certificate Insurer at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency and the Certificate Insurer describing the characteristics specified in paragraphs (c) and (d) above.

ARTICLE III

ADMINISTRATION AND SERVICING

OF THE MORTGAGE LOANS

Section 3.01	Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)         any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)         the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii)        the Master Servicer’s obligation to make Advances or Servicing Advances; or

(iv)        the Master Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders, the Certificate Insurer and the Trustee, and upon notice to the Trustee and the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraphs, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Section 3.02     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers; Special Servicing.

(a)        The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates (without regard to the Policy).

Each Sub-Servicer shall be (i) authorized and licensed to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-

Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders or the Certificate Insurer without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate thereof) and the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing); provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate thereof) or the Certificate Insurer shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate thereof) and the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing) from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer’s execution and delivery of such instruments.

(b)        As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

Section 3.03	Successor Sub-Servicers.

The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

Section 3.04	Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05     No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and neither the Trustee nor the Certificateholders shall be deemed parties thereto, and neither the Trustee nor the Certificateholders shall have any claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the successor Master Servicer or the Trustee if it becomes successor Master Servicer shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor Master Servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer’s interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer (or, if the predecessor Master Servicer is the Trustee, the Master Servicer that immediately preceded the Trustee) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

Section 3.07	Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), provided, however, (i) the Master Servicer shall determine that such forbearance is not materially adverse to the interests of the Certificateholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such Mortgage Loan, (ii) the Master Servicer shall not initiate any new lending to such Mortgagor through the Trust Fund and (iii) in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan. The Master Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

Section 3.08	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, all

Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) to pay the Master Servicer excess interest on funds in the Servicing Accounts to the extent permitted as provided below; or (vi) clear and terminate the Servicing Account at the termination of the Master Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within 10 Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

Section 3.10	Collection Account, Distribution Account.

(a)        On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee, the Certificate Insurer and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the

Master Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date, but allocable to a Remittance Period subsequent thereto:

(i)         all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii)         all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)        all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01) and Subsequent Recoveries;

(iv)        any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)        any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)        all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 10.01; and

(vii)       all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, modification fees, insufficient funds charges and ancillary income need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)        On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee, the Certificate Insurer and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 3:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Servicer pursuant to Section 3.27, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)        Funds in the Collection Account and the Distribution Account shall be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Certificate Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)        Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request in writing that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

(i)	any Advances, as required pursuant to Section 4.03;

(ii)         any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)        any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

(iv)        any Compensating Interest to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall;

(v)        any amounts required to be paid or reimbursed to the Trustee pursuant to the Agreement (to the extent required to be paid by the Master Servicer), including, but not limited to Section 3.06 and Section 7.02 (to the extent required to be paid by the Master Servicer); and

(vi)        any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Distribution Account (other than any such losses incurred during the Trustee Float Period).

Section 3.11	Withdrawals from the Collection Account and Distribution Account.

(a)        The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.03:

(i)         to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)         subject to Section 3.16(d), to reimburse the Master Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03 or (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for such unreimbursed Advances;

(iii)        subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

(iv)        to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)        to pay to the Seller or the Master Servicer, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)        to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

(vii)       to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(viii)      to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03;

(ix)        to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation;

(x)	to pay itself any Prepayment Interest Excess;
(xi)	(xi) to pay itself to the extent permitted under Section 3.06;

(xii)       to withdraw any funds deposited in the Collection Account in error; and

(xiii)      to clear and terminate the Collection Account pursuant to Section 10.01.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officer’s Certificate in the form described under Section 4.03(d) shall suffice for such written notification to the Trustee in respect hereof.

(b)        The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)	to make distributions in accordance with Section 4.01;

(ii)         to pay itself the Trustee Fee pursuant to Section 4.01 and Section 8.05;

(iii)	to pay any amounts in respect of taxes pursuant to Section 9.01(g);

(iv)        to clear and terminate the Distribution Account pursuant to Section 10.01;

(v)        to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 2.01, Section 3.06, Section 7.02, Section 8.05 and Section 9.01(c);

(vi)        to pay to itself as additional compensation any interest or investment income earned on funds on deposit in the Distribution Account during the Trustee Float Period to the extent provided in Section 3.12(b);

(vii)       to pay to the Master Servicer as servicing compensation any interest or investment income earned on funds on deposit in the Distribution Account (other than during the Trustee Float Period) to the extent provided in Section 3.12(b); and

(viii)      to withdraw any funds deposited in the Distribution Account in error.

Section 3.12     Investment of Funds in the Collection Account and the Distribution Account.

(a)        The Master Servicer shall direct any depository institution maintaining the Collection Account, (except with respect to the Trustee Float Period) and the Distribution Account, and the Trustee may direct any depository institution maintaining (during the Trustee Float Period) the Distribution Account (each such account, for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. Funds in the Distribution Account may also be held uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and, other than with respect to the Trustee Float Period, the Distribution Account and any income realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)	consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account, it being understood and agreed that the Trustee shall have no duty to monitor investments in the Investment Accounts.

(b)        All income realized from the investment of funds on deposit in the Collection Account, the Distribution Account (except with respect to the Trustee Float Period), and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. All income realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.12. The Master Servicer shall deposit in the Collection Account, the Distribution Account (except with respect to the Trustee Float Period) or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account during the Trustee Float Period immediately upon realization of such loss. The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investment.

Section 3.13	[Reserved].
Section 3.14	Maintenance of Errors and Omissions and Fidelity Coverage.

The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and the Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or the Mortgage is not otherwise so required under the Mortgage Note or the Mortgage as a condition to the transfer. The Maste Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term

“assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16	Realization Upon Defaulted Mortgage Loans.

(a)        The Master Servicer shall use reasonable efforts, in accordance with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)        Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.03(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)        The Master Servicer may agree to a modification of any Mortgage Loan (a “Modified Mortgage Loan”) at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and the Mortgage Rate on the Modified Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated Mortgage Loans having similar terms and (ii) the Master Servicer purchases the Modified Mortgage Loan from the Trust Fund as described below. Effective immediately after the deposit of the Purchase Price by the Master Servicer, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of the deposit of the Purchase Price and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan.

The Master Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Collection Account pursuant to Section 3.10(a)(vii) within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto. The Master Servicer covenants and agrees to indemnify the Trustee and the Trust Fund against any liability for any “prohibited transaction” taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section 3.16(c), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Master Servicer (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, but not any related indemnification, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund. In no event shall the Master Servicer have the discretion to sell a delinquent or defaulted Mortgage Loan.

(d)        Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17	Trustee to Cooperate; Release of Mortgage Files.

(a)        Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Master Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of two copies of a Request for Release from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, one copy of such Request for Release with respect to such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

(c)        Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.18	Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, Prepayment Charges, ancillary income or otherwise shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

In addition, the Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(x).

Section 3.19	Reports to the Trustee; Collection Account Statements.

Not later than twenty days after each Distribution Date, the Master Servicer shall forward, upon request, to the Trustee, the Certificate Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder, Certificate Owner, the Certificate Insurer and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.20	Statement as to Compliance.

The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor not later than March 1st of each calendar year, commencing in 2006, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder, Certificate Owner and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.21	Independent Public Accountants’ Servicing Report.

Not later than March 1st of each calendar year, commencing in 2006, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii)

on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer’s expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22	Access to Certain Documentation; Filing of Reports by Trustee.

The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and reasonable advance notice and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer or Certificate Owner, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request and reasonable advance notice during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

Section 3.23	Title, Maintenance and Disposition of REO Property.

(a)        The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders and the Certificate Insurer. If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Master Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state, or local income taxes on the proceeds received from the Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Master Servicer for costs incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Servicing Fees, Advances, and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Distribution Account.

(b)        The Master Servicer shall separately account for any funds collected in connection with any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the “REO Account”), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)        The Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer’s receipt thereof, any amounts collected in respect of an REO Property and shall withdraw therefrom funds necessary for the proper maintenance and preservation of such REO Property including, without limitation:

(i)         all insurance premiums due and payable in respect of such REO Property;

(ii)         all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)	all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the

Master Servicer owned the REO Property and if in the Master Servicer’s judgment, the payment of such amounts will be recoverable from the proceeds of the REO Property.

Notwithstanding the foregoing, following the date of acquisition by the Trust Fund, neither the Master Servicer nor the Trustee shall knowingly:

(A)              authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property;

(B)              authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(C)	authorize any construction on any REO Property; or

(D)              authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund.

(d)        In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, any proceeds from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)	[Reserved].

(f)         The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)        The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24     Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

Not later than 3:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit from its own funds to the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) one-half of its aggregate Servicing Fee received in the related Remittance Period and any Prepayment Interest Excess collected by the Master Servicer during the related Prepayment Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay any compensating amounts with respect to Relief Act Interest Shortfalls.

Section 3.25	[Reserved].

Section 3.26     Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the Certificate Insurer and any successor Master Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

Section 3.27	Excess Reserve Fund Account.

(a)        No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Excess Reserve Fund Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1.” The Excess Reserve Fund Account shall be an Eligible Account. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Excess Reserve Fund Account, $5,000.

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount that will remain unpaid to the Holders of the Class A Certificates or the Subordinated Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Excess Reserve Fund Account the amounts described in Section 4.01(d)(v), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Subordinated Certificates, and will distribute such amounts to the Holders of the Class A

Certificates and the Subordinated Certificates in the amounts and priorities set forth in Section 4.01(e). If no unpaid Net WAC Rate Carryover Amounts are payable from the Excess Reserve Fund Account on a Distribution Date, the Trustee shall deposit into the Excess Reserve Fund Account on behalf of the Class C Certificateholders, from amounts otherwise distributable to the Class C Certificateholders, an amount such that when added to other amounts already on deposit in the Excess Reserve Fund Account, the aggregate amount on deposit therein is equal to $5,000.

For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Excess Reserve Fund Account, and all amounts deposited into the Excess Reserve Fund Account (other than the initial deposit therein of $5,000) shall be treated as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Subordinated Certificates all amounts remaining on deposit in the Excess Reserve Fund Account will be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Excess Reserve Fund Account will be part of the Trust Fund but not part of any REMIC, and any payments to the Holders of the Class A Certificates or the Subordinated Certificates of unpaid Net WAC Rate Carryover Amounts from the Excess Reserve Fund Account will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Excess Reserve Fund Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount that will remain unpaid to the Holders of the Class A Certificates or the Subordinated Certificates, rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which are acknowledged by such acceptance.

The Master Servicer shall direct any depository institution maintaining the Excess Reserve Fund Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Master Servicer with respect to the Excess Reserve Fund Account is received by the Trustee, the Trustee shall invest the funds in Deutsche Bank Institutional Cash Management Fund No. 541. The Trustee shall not be responsible for any losses incurred with respect to any investment of funds pursuant to this Section 3.27(a), except to the extent that the Trustee is the obligor on such Permitted Investment. All income realized from investment of funds in the Reserve Account shall be distributed to the Holders of the Class C Certificates.

For federal tax return and information reporting, the right of the Holders of the Class A Certificates and the Subordinated Certificates to receive payments from the Excess Reserve Fund

Account in respect of any unpaid Net WAC Rate Carryover Amount shall be assigned a value of $0, which value the Trustee shall identify to any Certificateholder that requests such information by contacting the Trustee in writing.

Section 3.28	Pre-Funding Account.

(a)        No later than the Closing Date, the Trustee shall establish and maintain a segregated non-interest bearing trust account that are is an Eligible Account, which shall be titled (i) “ Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered holders of IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1” (the “ Pre-Funding Account”). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

(b)        The Trustee shall invest funds deposited in the Pre-Funding Account in Permitted Investments, as specified in a written direction from the Master Servicer, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. The Master Servicer shall deposit in the applicable Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Pre-Funding Account shall not be assets of any Trust REMIC.

(c)        Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

(i)         on any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the pool of Mortgage Loans on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.09 with respect to such transfer and assignment;

(ii)         if the amount on deposit in the Pre-Funding Account has not been reduced to zero during the Funding Period, on the day of the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account to be held uninvested;

(iii)        to withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

(iv)        to clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the day immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the applicable Certificates then entitled to distributions in respect of principal.

ARTICLE IV

FLOW OF FUNDS

Section 4.01	Distributions.

(a)        On each Distribution Date, prior to making any distributions on the Certificates, the Trustee shall withdraw from the Distribution Account, from amounts on deposit therein amounts representing the Trustee Fee payable for such Distribution Date and any and all expenses owing to it under the terms of this Agreement, which the Trustee shall pay to itself. Following such payments, on each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)         to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Insured Certificates;

(ii)         concurrently, to the Holders of the Class A Certificates, the Accrued Certificate Interest and the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

(iii)        to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement;

(iv)        to the Holders of the Class M Certificates, the Accrued Certificate Interest for such Class for such Distribution Date; and

(v)        to the Holders of the Class B Certificates, the Accrued Certificate Interest for such Class for such Distribution Date.

(b)        On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

(i)         to the Holders of the Class A Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of each such Class has been reduced to zero;

(ii)         to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance

Agreement, to the extent not paid pursuant to clause Section 4.01(a)(iv) above, to the extent of the Principal Distribution Amount remaining for such Distribution Date after the distribution in (b)(i) above;

(iii)        to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date remaining after the distributions in (b) (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)        to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date remaining after the distributions in (b) (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero.

(c)        On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

(i)         to the Holders of the Class A Certificates, the Class A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of such Class has been reduced to zero;

(ii)         to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to Section 4.01(a)(iv) and (b)(ii) above and to the extent of the Principal Distribution Amount remaining after the distribution in (c) (i) above;

(iii)        to the Holders of the Class M Certificates, the Class M Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)        to the Holders of the Class B Certificates, the Class B Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

(d)        On each Distribution Date, the Total Monthly Excess Spread shall be distributed as follows:

(i)         in the case of each Distribution Date up to and including the Distribution Date in September 2005, to the holders of the Class C Certificates, 100% of the Total Monthly Excess Spread;

(ii)         beginning on the October 2005 Distribution Date, to the Holders of the Certificates then entitled to distributions of principal, the Extra Principal Distribution

Amount payable to such Holders as part of the Principal Distribution Amount to the extent of their respective entitlements to principal as set forth in Section 4.01(b) and Section 4.01(c) above;

(iii)        to the Holders of the Class M Certificates, in an amount equal to the Unpaid Interest Shortfall Amount for such Distribution Date and such Class of Certificates;

(iv)        to the Holders of the Class M Certificates, in an amount equal to the Allocated Realized Loss Amount for such Distribution Date and such Class of Certificates;

(v)        to the Holders of the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount for such Distribution Date and such Class of Certificates;

(vi)        to the Holders of the Class B Certificates, in an amount equal to the Allocated Realized Loss Amount for such Distribution Date and such Class of Certificates;

(vii)       to the Excess Reserve Fund Account, for distribution therefrom to the holders of the Class A Certificates, the Class M Certificates, and the Class B Certificates, the amount of any Net WAC Rate Carryover Amounts; and

(viii)      to the Holders of the Class C Certificates, (a) the Accrued Certificate Interest for such Class and any Excess Overcollateralization Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Subordinated Certificates have been reduced to zero, any remaining Available Funds;

(ix)        any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-1 Interest and/or the Class R-2 Interest, as appropriate).

On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.05 and included in the Available Funds for such Distribution Date shall be applied to increase the Certificate Principal Balance of the Class of Subordinated Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(e)        On each Distribution Date, following the distributions made pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), as applicable, and Section 4.01(d), the Trustee shall withdraw from the Excess Reserve Fund Account the lesser of (A) the amount on deposit therein and (B) the aggregate of any Net WAC Carryover Amounts for such Distribution Date and shall distribute the amount so withdrawn to the Holders of the Class A Certificates and the Subordinated Certificates in the following order of priority, in each case to the extent of the amount withdrawn:

first, to the Holders of the Class A Certificates, the Net WAC Rate Carryover Amount for such Class;

second, to the Holders of the Class M Certificates, the Net WAC Rate Carryover Amount for such Class; and

third, to the Holders of the Class B Certificates, the Net WAC Rate Carryover Amount for such Class.

(f)         All distributions made with respect to the Certificates of each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. Payments in respect of the Certificates of each Class on each Distribution Date will be made to the Holders of record on the related Record Date (except as otherwise provided in this Section 4.01(f), in Section 4.01(h) or in Section 10.01 respecting the final distribution on the Certificates), based on the aggregate Percentage Interest represented by their respective Certificates in such Class, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

(g)        The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In no event shall the Holders of any Class of Certificates, the Trustee, the Depositor or the Master Servicer in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(h)        Except as otherwise provided in Section 10.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than four days prior to the related Distribution Date, send, by overnight delivery or by registered mail, to each Holder on such date of such Class of Certificates and the Certificate Insurer a notice to the effect that:

(i)         the Trustee expects that the final distribution with respect to the Certificates of such Class will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

(ii)         no interest shall accrue on such Certificates from and after the end of the calendar month preceding such final Distribution Date.

Any funds not distributed to any Holder or Holders of any Class of Certificates on such final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Bear, Stearns & Co. Inc. all such amounts, and Bear, Stearns & Co. Inc. shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look only to Bear, Stearns & Co. Inc. for payment. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h). Any such amounts held in trust by the Trustee shall be held in an Eligible Account and shall be held uninvested.

Section 4.02	Statements.

(a)        On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the Certificate Insurer and the Rating Agency, a statement as to the distributions made on such Distribution Date:

(i)         the amount of the distribution made on such Distribution Date to the Holders of each Class of the Certificates allocable to principal;

(ii)         the amount of the distribution made on such Distribution Date to the Holders of each Class of the Certificates allocable to interest;

(iii)	reserved;

(iv)        the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Remittance Period (separately identifying

Servicing Fees and other servicing compensation) and such other customary information as the Trustee reasonably deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)        the aggregate amount of Advances for the related Remittance Period;

(vi)        the Pool Balance at the Close of Business at the end of the related Remittance Period;

(vii)       the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(viii)      the number and aggregate unpaid Stated Principal Balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties;

(ix)	the amount on deposit in the Pre-Funding Account;

(x)        the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(xi)        the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)       the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xiii)      the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date

(xiv)      the aggregate Certificate Principal Balance of each Class of the Regular Certificates after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date separately identifying any reduction thereof due to allocations of Realized Losses (in the case of the Subordinated Certificates and the Class C Certificates);

(xv)       the Certificate Factor for each Class of the Regular Certificates applicable to such Distribution Date;

(xvi)      the Accrued Certificate Interest for the Class A Certificates, the Subordinated Certificates and the Class C Certificates for such Distribution Date and Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Subordinated Certificates for such Distribution Date;

(xvii)     the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date;

(xviii)    the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

(xix)      the Overcollateralized Amount and the Excess Overcollateralization Amount for such Distribution Date;

(xx)	the Credit Enhancement Percentage for such Distribution Date;

(xxi)      the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after payments from the Excess Reserve Fund Account are made pursuant to Section 4.01(e);

(xxii)     when the Stepdown Date has occurred and when a Trigger Event is in effect;

(xxiii)    the deposits to and withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(xxiv)	the Available Funds for such Distribution Date;

(xxv)     the respective Pass-Through Rates applicable to the Class A Certificates, the Subordinated Certificates and the Class C Certificates for such Distribution Date and the respective Pass-Through Rates applicable to the Class A Certificates and the Subordinated Certificates for the immediately succeeding Distribution Date;

(xxvi)    the aggregate Notional Amount of the Class C Certificates, in each case after giving effect the reductions thereof to occur on such Distribution Date;

(xxvii)   the amount of the Reimbursement Amount for such Distribution Date and the amount received by the Certificate Insurer in respect thereof on such Distribution Date; and

(xxviii)     for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Pre-Funding Account that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the Certificateholders on such Distribution Date.

The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Trustee, the Certificate Insurer and the Rating Agency via the Trustee’s internet website. The Trustee’s internet website shall initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each hypothetical Certificate having an initial Certificate Principal Balance or Notional Amount (in the case of the Class C Certificates) equal to $1,000.

(b)        Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

On each Distribution Date, the Trustee shall make available to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Certificateholder, Certificate Owner or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) the private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to this Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 9.01(h) and (D) any and all Officers’ Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer’s determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

Section 4.03	Remittance Reports; Advances.

(a)        By each Determination Date, the Master Servicer shall provide to the Trustee and the Certificate Insurer in electronic form the information needed to determine the distributions to be made pursuant to Section 4.01 and any other information on which the Master Servicer and the Trustee mutually agree. On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee and the Certificate Insurer (which delivery may be by electronic data transmission) a report in substantially the form agreed to by the Master Servicer and the Trustee. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)        The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Remittance Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Remittance Period and as to which REO Property an REO Disposition did not occur during the related Remittance Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the

Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)        The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provisions of this Agreement, except as otherwise provided in this Section.

(d)        Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Master Servicer delivered to the Depositor, the Certificate Insurer and the Trustee.

Section 4.04     Distributions on the REMIC 1 Regular Interests and REMIC 2 Regular Interests.

On each Distribution Date, the Trustee shall cause the Available Funds from the Distribution Account to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(1)        to the Holders of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF in an amount equal to (A) the Uncertificated Accrued Interest for each REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

(2)       to the Holders of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

(a)        to the Holders of REMIC 1 Regular Interest LT1, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1 is reduced to zero;

(b)        to the Holders of REMIC 1 Regular Interest LT1PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1PF is reduced to zero; and

(c)        any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

provided, however, that for the first and second Distribution Dates, such amounts relating to the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF.

On each Distribution Date, the Trustee shall cause the Available Funds from the Distribution Account to make the following disbursements and transfers, in the following order of priority, to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)         first, to the extent of Available Funds, to Holders of REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1A1,, REMIC 2 Regular Interest LT1M, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT1ZZ shall be reduced when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and the Uncertificated Principal Balance of the REMIC 2 Regular Interest LT1ZZ shall be increased by such amount; and

(ii)         second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A)              98.00% of such remainder to the Holders of REMIC 2 Regular Interest LT1AA, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

(B)              98.00% of such remainder, first, to the Holders of REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero; and

second, to the Holders of REMIC 2 Regular Interest LT1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

(C)              any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

If the Trustee becomes aware that interest and principal collections that it receives in respect of the Mortgage Loans are not flowing from (a) REMIC 1 to REMIC 2, (b) from REMIC 2 to REMIC 3 and (c) from REMIC 3 to each Class of Certificates, then the Trustee shall notify the Master Servicer and cooperate in consulting with the Master Servicer’s tax counsel. The advice or any opinion of said counsel shall be full and complete authorization and protection to the Trustee in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel. All parties hereby agree to resolve such issues within 30 days of notice thereof. Furthermore, to the extent any provisions of this document are inconsistent with (a) and (b) above, such provisions will be amended in accordance with Section 11.01 of this Agreement. Notwithstanding anything herein to the contrary, the Trustee shall incur no liability for any payments made in accordance with the provisions of this Agreement.

Notwithstanding the distributions described in this Section 4.04, distribution of funds shall be made so that the Uncertificated Principal Balance of each of REMIC 2 Regular Interest LT1A1, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1B remains equal to 1% of the Certificate Principal Balance of the related Corresponding Certificate and for REMIC 2 Regular Interest LT1ZZ to equal the sum of (i) 1% of the Mortgage Pool and any amounts in the Pre-Funding Account at the end of the Prepayment Period related to the Distribution Date and (ii) 1% of the Overcollateralized Amount for such Distribution Date.

Section 4.05	Allocation of Realized Losses.

(a)        For each Distribution Date, the Master Servicer shall calculate the amount of Realized Losses on the Mortgage Loans that occurred during the preceding Prepayment Period, and shall include such calculation in its Remittance Report.

(b)        If on any Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates and the Subordinated Certificates, determined after all distributions pursuant to Section 4.01 have been made, exceed the sum of (i) the aggregate Stated Principal Balance of all of the Mortgage Loans as of such Distribution Date and (ii)amounts on deposit in the Pre-Funding Account after all distributions pursuant to Section 4.01 have been made, such excess shall be allocated by the Trustee as follows: first, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be so allocated to the Certificate Principal Balances of any such Class on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided herein. No allocations of any Realized Losses shall be made to the Certificate Principal Balance of the Class A Certificates. All references in Section 4.01 to the Certificate Principal Balance of any Class of Certificates, unless otherwise stated, shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses as provided in this Section 4.05, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Subordinated Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.

(c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero; provided however, with respect to the first two Distribution Dates, all Realized Losses on the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1 until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest has been reduced to zero, and all Realized Losses on the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LT1PF until the Uncertificated Principal Balance thereof has been reduced to zero.

All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LT1AA and REMIC 2 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1B and REMIC 2 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1B has been reduced to zero and fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT1AA, REMIC 2 Regular Interest LT1M and REMIC 2 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT1M has been reduced to zero.

Section 4.06	The Policy.

(a)        If the Trustee determines that an Insured Amount to be covered by the Policy will exist for the related Distribution Date, the Trustee shall complete the notice in the form of Exhibit A to the Policy (the “Notice”) and submit such Notice in accordance with the Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the second Business Day immediately preceding such Distribution Date, as a claim for the amount of such Insured Amount.

(b)        The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Insured Certificates over which the Trustee shall have the exclusive control and sole right of withdrawal. Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount in the Insurance Account and distribute such amount only for purposes of payment to the Insured Certificates of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Seller, the Depositor, the Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Policy, to the extent needed to pay the Insured Amount, shall be transferred to the Distribution Account on the related Distribution Date and disbursed by the Trustee to the holders of the Insured Certificates in accordance with Section 4.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the holders of the Insured Certificates with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Insured Certificates to be paid from funds transferred from the Insurance Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to holders of the Insured Certificates pursuant to Section 4.02. Funds held in the Insurance Account shall not be invested. Any funds remaining in the Insurance Account on the first Business Day following the later of (i) the related Distribution Date or (ii) the date received by the Trustee, shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

(c)        The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Insured Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day’s prior notice to the Trustee.

(d)        In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Amount has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Policy to obtain payment by the Certificate Insurer of such Preference Amount in the amount of such voided Insured Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail the holders of the affected Insured Certificates that, in the event any holder’s Insured Amount is so recovered, such holder of an Insured Certificate will be entitled to payment pursuant to the Policy, a copy of which shall be made available through the Trustee or the Certificate Insurer, and the Trustee shall furnish to the Certificate Insurer, its records evidencing the payments which have been made by the Trustee and subsequently recovered from the holders of the Insured Certificates, and dates on which such payments were made.

(e)        The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Insured Certificates. Each holder of an Insured Certificate, by its purchase of such Insured Certificate, the Master Servicer, the Depositor and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such

Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each holder of an Insured Certificate and the Trustee hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Trustee and each holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

(f)         The Trustee shall, upon retirement of the Insured Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Insured Certificates and the expiration of the term of the Policy, surrender the Policy to the Certificate Insurer for cancellation.

(g)        The Trustee will hold the Policy in trust as agent for the holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Fund created by this Agreement. Each Holder of the Insured Certificates, by accepting its Insured Certificates, appoints the Trustee as attorney in fact for the purpose of making claims on the Policy.

(h)        Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Insured Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Insured Certificates from the Trust Fund. The Depositor, the Master Servicer and the Trustee acknowledge, and each holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Insured Certificates to the holders of such Insured Certificates, the Certificate Insurer will be fully subrogated to, and each holder of an Insured Certificate, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the holders of the Insured Certificates in respect of securities law violations arising from the offer and sale of the Insured Certificates, and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement. The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the holders as otherwise set forth herein.

(i)         By accepting its Insured Certificate, each holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the holder of the Insured Certificate for all purposes (other than with respect to the receipt of payment on the Insured Certificates) and shall have the right to exercise all rights (including, without limitation, voting rights) of the holders of the Insured Certificates under this Agreement and under the Insured Certificates without any further consent of the holders of the Insured

Certificates. All notices, statement reports, certificates or opinions required by this Agreement to be sent to any holders of Insured Certificates shall also be sent to the Certificate Insurer.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.

Each of the Class A Certificates, the Subordinated Certificates, the Class C Certificates and the Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 initial Certificate Principal Balance and the Subordinated Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 initial Certificate Principal Balance or initial Notional Amount, as applicable, and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount, as applicable of such Class on the Closing Date. The Class C Certificates and the Class R Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each such Class may be issued.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and the Subordinated Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

Section 5.02	Registration of Transfer and Exchange of Certificates.

(a)        The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Trustee’s offices located at 648 Grassmere Park Road, Nashville, Tennessee 37211, Attention: Transfer Department, at the offices of the Trustee’s agent located at DTC Transfer Services, 55 Water Street, Jeannette Park Entrance, New York, New York 10041 or at such other office designated by the Trustee for such purposes and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(b)        Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)        If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the applicable financial intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Master Servicer’s expense, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)        No transfer, sale, pledge or other disposition of any Private Certificate or any Ownership Interest therein shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.

In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Definitive Certificate, except with respect to the initial transfer of any Private Certificate by the Depositor (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J hereto), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which transferor certificate and investment letter shall not be an expense of the

Trustee or the Depositor. The Holder of such Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit L hereto in respect of such interest as if it was evidenced by such Private Certificate and the transferee will be deemed to have made each of the representations and warranties set forth in the Form of Rule 144A Investment Letter included as part of Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Definitive Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit I, unless the Trustee is provided with an Opinion of Counsel on which the Depositor, the Trustee, the Certificate Insurer and the Master Servicer may rely, which is satisfactory to the Trustee, that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Certificate Insurer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a written representation from the Depositor of the status of such transferee as an affiliate of the Depositor.

In the event of any such transfer of any Ownership Interest in any Book-Entry Certificate, except with respect to the initial transfer of any such Certificate by the Depositor, the transferee will be deemed to have made each of the representations and warranties set forth on Exhibit I hereto as if it was evidenced by a Definitive Certificate.

If any Certificate subject to the restrictions set forth in the preceding paragraph or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that

Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)         No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)        In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)              an affidavit in the form of Exhibit O hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)              a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(iv)        Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(v)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim.

(vi)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section which are applicable solely to the Class R Certificates shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer which are applicable solely to the Class R Certificates set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)        No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04	Persons Deemed Owners.

The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including the Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05	Appointment of Paying Agent.

(a)        The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

(b)        The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders and the Certificate Insurer entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01	Liability of the Master Servicer and the Depositor.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02     Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.

Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

Section 6.03	Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer or the Depositor nor any of the directors or officers or employees or agents of the Master Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Master Servicer or the Depositor, as the case may be, hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and the Depositor, and any director or officer or employee or agent of the Master Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Certificate Insurer (unless the Policy has been canceled upon the payment in full of the Insured Certificates or a Certificate Insurer Default has occurred and is continuing) and Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

Section 6.04	Master Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor Master Servicer to the Trustee and the Certificate Insurer in writing and such proposed successor Master Servicer is reasonably acceptable to the Trustee and the Certificate Insurer and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor Master Servicer stating that the proposed appointment of such successor Master Servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of any of the Certificates (without regard to the Policy); provided, however, that no such resignation by the Master Servicer shall become effective until such successor Master Servicer or the Trustee, if it becomes successor Master Servicer, shall have assumed the Master Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor Master Servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

Section 6.05	Delegation of Duties.

In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegate subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer’s Affiliates or their respective successors and assigns.

Section 6.06	Inspection.

The Master Servicer, in its capacity as Seller and Master Servicer, shall afford the Trustee and the Certificate Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Trustee and/or the Certificate Insurer, as applicable, its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VII

DEFAULT

Section 7.01	Master Servicer Events of Termination.

(a)        If any one of the following events (“Master Servicer Events of Termination”) shall occur and be continuing:

(i)         (A)       The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee, or to the Master Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights; or

(ii)         The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii)        The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)        The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)        then, in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, or with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer notice of such failure to advance by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee may, and at the direction of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer, the Certificate Insurer and to the Trustee or, if no Certificate Insurer Default has occurred and is continuing, at the direction of the Certificate Insurer, the Trustee shall, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement but only upon consent of the Certificate Insurer if no Certificate Insurer Default has occurred and is continuing. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Certificate Insurer, the Depositor and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or if another successor Master Servicer shall at such time have already been appointed in accordance with Section 7.02, such successor Master Servicer) pursuant to and under this Section (subject to Section 7.02); and, without limitation, the Trustee (or such other successor Master Servicer appointed in accordance with Section 7.02) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or such other successor Master Servicer appointed in accordance with Section 7.02) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee (or such other successor Master Servicer appointed in accordance with Section 7.02) of all documents, funds, information and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or such other successor Master Servicer appointed in accordance with Section 7.02) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the Master Servicer that immediately preceded the Trustee) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by such Master Servicer, by the Trust.

Section 7.02	Trustee to Act; Appointment of Successor.

(a)        On and after the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Certificate Insurer shall have the right to appoint a successor Master Servicer and if the Certificate Insurer does not exercise such right, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof arising on and after its succession including, without limitation, the Master Servicer’s obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities during the period following the termination of the Master Servicer reasonably necessary for the Trustee as successor to the Master Servicer hereunder to assume the duties and responsibilities of the Master Servicer or caused by the Master Servicer’s failure to provide information, documents or funds (or any other items reasonably requested by the Trustee in order to succeed to the Master Servicer’s responsibilities, duties and liabilities hereunder) required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder and shall not result in any liability to the Trustee, and the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Master Servicer as may be appointed as provided herein) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder and such successor Master Servicer must be acceptable to the Certificate Insurer; provided, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to any of the Certificates by the Rating Agency as evidenced by a letter to such effect from the Rating Agency (without regard to the Policy). Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to

Section 3.14 or to indemnify the Trustee pursuant to Section 8.05, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer (or, if the predecessor Master Servicer is the Trustee, the Master Servicer that preceded the Trustee) upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund). If no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to consent to any successor Master Servicer which the Trustee may propose to appoint.

(b)        Any successor to the Master Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

Section 7.03	Waiver of Defaults.

The Majority Certificateholders (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate thereof) may, on behalf of all Certificateholders and the Certificate Insurer, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders (excluding any Certificates held by the Master Servicer or any Affiliate thereof) may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agency.

Section 7.04	Notification to Certificateholders.

(a)        Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders and the Certificate Insurer at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b)        No later than the later of (i) 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination and (ii) five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all

Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured.

Section 7.05	Survivability of Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01	Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)         prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)         the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)        the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)        the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the Majority Certificateholders.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement), if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

Section 8.02	Certain Matters Affecting the Trustee.
(a)	Except as otherwise provided in Section 8.01:

(i)         the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)         the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Termination (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)        the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability from such Certificateholders as a condition to making such investigation. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian;

(vii)       the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

(viii)      the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for its action or inaction other than its negligence or willful misconduct in the performance of such act; and

(ix)        the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the Distribution Account at the direction of the Master Servicer pursuant to Section 3.12.

In order to comply its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto including, but not limited to, such parties’ name, address and other identifying information.

Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 and in such case only to the extent of the Master Servicer’s obligations hereunder); the compliance by the Depositor, the Seller, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 and in such case only to the extent of the Master Servicer’s obligations hereunder), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 and in such case only to the extent of the Master Servicer’s obligations hereunder), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 and in such case only to the extent of the Master Servicer’s obligations hereunder); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer and in such case only to the extent of the Master Servicer’s obligations hereunder).

Section 8.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer, the Depositor or their Affiliates.

Section 8.05	Trustee Fee and Expenses.

As compensation for its activities under this Agreement, on each Distribution Date the Trustee may withdraw from the Distribution Account and pay to itself the Trustee Fee for that Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Master Servicer against any loss, liability, or expense (including reasonable attorney’s fees) (i) resulting from any error in any tax or information return prepared by the Master Servicer or (ii) incurred in connection with any claim or legal action relating to:

(a)        this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misconduct, the Master Servicer shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to

(A)              the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates,

(B)              the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement, and

(C)              printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar, or Paying Agent under this Agreement or for any other expenses.

Section 8.06	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07	Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee, the Certificate Insurer and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Master Servicer may remove the Trustee but only upon consent of the Certificate Insurer if no Certificate Insurer default has occurred and is continuing. If the Depositor or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. The Trustee that is the subject of such removal shall deliver a copy of such instrument to the Certificateholders, the Certificate Insurer and the Master Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, then the Certificate Insurer may appoint a successor Trustee.

The Majority Certificateholders (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate thereof) may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee but only upon consent of the Certificate Insurer if no Certificate Insurer default has occurred and is continuing; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section. The Trustee that is the subject of such removal shall deliver a copy of such instrument to the Certificateholders and the Master Servicer.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08	Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of any Class of the Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates and the Certificate Insurer at their addresses as shown in the Certificate Register and to each Rating Agency.

Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

Section 8.09	Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)         all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)         no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Master Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the

Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11	Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.

(a)        All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates and the Certificate Insurer, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)        The Trustee shall afford the Seller, the Depositor, the Master Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Master Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor, the Master Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13	Suits for Enforcement.

In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the

Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.16	Periodic Filings.

(a)        Beginning with the first Distribution Date, the Trustee, pursuant to written instructions of the Depositor (which instructions shall be deemed to be this Section 8.16), shall prepare and file all periodic reports required under the Exchange Act in conformity with the terms of the relief granted to issuers similar to the Trust Fund. The Trustee shall execute the Form 8-Ks pursuant to a limited power of attorney from the Depositor which shall terminate upon written notice from the Depositor or the termination of this Agreement. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them that is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them (including any certification required pursuant to Section 3.02(a) of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder (the “Required Certifications”)) and otherwise reasonably shall cooperate with the Trustee. The Depositor shall execute the Form 10-Ks and the Required Certifications. The Trustee shall have no responsibility for making any of the Required Certifications; provided, however, that upon the request of the Master Servicer or the Depositor in connection with the delivery of the Required Certifications on behalf of the Trust Fund, the Trustee shall furnish to the Master Servicer or the Depositor, as applicable, a certificate signed by an officer of the Trustee (the “Trustee Certification”), which is attached as Exhibit O to this Agreement. The Trustee shall indemnify and hold harmless the Master Servicer and the Depositor, their respective officers and directors from and against any and all losses, claims, expenses, damages or liabilities, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Trustee Certification. The Trustee shall prepare the Form 10-K and provide such to the Depositor by March 10th of each year, commencing in 2006. The Depositor shall execute such Form 10-K upon its receipt and shall provide the original of such executed Form 10-K to the Trustee no later than five Business Days following its receipt from the Trustee.

(b)        Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file under the Exchange Act a Form 15D Suspension Notification with respect to the Trust Fund. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer against any loss, liability or expense (including reasonable attorney’s fees) incurred in connection with any claim or legal action relating to the preparation of the Required Certification, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties under this Agreement or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.

Section 8.17	Access to Records of Trustee.

The Trustee shall afford the Seller, the Depositor, the Master Servicer, the Certificate Insurer and each Certificateholder or Certificate Owner, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the Certificate Insurer and any requesting Certificateholder or Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor, the Certificate Insurer and the Certificateholder or Certificate Owner for review and copying any books, documents or records requested with respect to the Trustee’s duties under this Agreement at the expense of the requesting party. The Seller, the Depositor, the Master Servicer and the Certificateholder or Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

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ARTICLE IX

REMIC ADMINISTRATION

Section 9.01	REMIC Administration.

(a)        REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)        The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)        The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account.

(d)        The Trustee shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns as the direct representative of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)        The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)         The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Certificate Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Master Servicer and the Certificate Insurer, or its respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Master Servicer or the Certificate Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g)        Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal, state or local governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. If any tax is imposed on “prohibited transactions” (as defined in Section 860F(a)(2) of the Code) of any REMIC created hereunder, on the “net income form foreclosure property” of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from negligence of the Trustee in the performance of its obligations under this Agreement, (ii) the Master Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the Master Servicer, or the Seller fails to honor its obligations under the preceding clauses (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.11(b).

(h)        The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)         No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)         Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)        On or before April 15th of each calendar year beginning in 2006, the Master Servicer shall deliver to the Trustee and each Rating Agency an Officers’ Certificate stating the Master Servicer’s compliance with the provisions of this Section 9.01.

(l)         The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete and timely file the Form 8811.

Section 9.02	Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II or Section 3.10 of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, acquisition, substitition or acceptance) acceptable to the Certificate Insurer that such sale, disposition, acquisition, substitution or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement), (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions or (e) disqualify the Trust from being a qualifying special purpose entity under generally accepted accounting principles.

Section 9.03	Indemnification with respect to Certain Taxes and Loss of REMIC Status.

(a)        In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein or due to the location of the Master Servicer, the Master Servicer shall indemnify the Trustee and the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master

Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)        In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

Section 10.01	Termination.

(a)        The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Certificates have been reduced to zero and any amounts owed to the Certificate Insurer have been paid in full, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and any amounts owed to the Certificate Insurer have been paid in full and (iii) the optional purchase by the Terminator of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (i) the Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Either (i) the Master Servicer, or (ii) if the Master Servicer fails to exercise such option and any portion of the Class A Certificates remain outstanding, the Certificate Insurer (either the Master Servicer or the Certificate Insurer, as applicable, the “Terminator”) shall have the right, to terminate this Agreement on any date on which the aggregate Stated Principal Balances of the Mortgage Loans on such date is less than 10% of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans on the Cut-off Date plus the Original Pre-Funded Amount, by purchasing, on or before the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price (the “Termination Price”) equal to (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of a Delinquent Mortgage Loan or REO Property) as of such date of purchase (assuming for this purpose that all amounts on deposit in the Collection Account, net of amounts payable or reimbursable to the Servicer, have been distributed pursuant to Section 4.01 on or before such date of purchase) plus one month’s accrued interest thereon at the applicable Mortgage Rate (or if the Terminator is the Master Servicer, at the applicable Mortgage Rate less the Servicing Fee Rate), (ii) the lesser of (x) the appraised value of any Delinquent Mortgage Loan or REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each such Delinquent Mortgage Loan or Mortgage Loan related to such REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate (or if the Terminator is the Master Servicer, at the applicable Mortgage Rate less the Servicing Fee Rate) and (iii) any outstanding amounts owed to the Certificate Insurer.

In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (after paying itself or reimbursing itself for unreimbursed Advances and Servicing Advances and unpaid Servicing Fees and withdrawing any other amounts payable to itself that it is permitted to withdraw from the Collection Account), which deposit shall be deemed to have occurred immediately preceding such purchase. Any such purchase shall be accomplished by deposit of the Termination Price into the Distribution Account on the Business Day before the date of final distribution pursuant to Section 10.01(c).

Upon the termination of the Trust Fund, any amounts remaining on deposit in the Excess Reserve Fund Account shall be released by the Trust Fund and distributed by the Trustee to the Class C Certificateholders or their designees.

(b)        Notice of any termination, specifying the date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such date of final distribution is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)        Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Holders of the Certificates on the date for such final distribution (which date may be but is not required to be a Distribution Date), in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 as if such date was the immediately following Distribution Date, plus any residual amounts in excess thereof that are available for such final distribution. By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(d)        In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final distribution, the Trustee shall take the actions set forth in Section 4.01(h).

Section 10.02	Additional Termination Requirements.

(a)        In the event that the Master Servicer exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)         At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation.

(b)        By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the Certificate Insurer but without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make or modify any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or (iv) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any federal income tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund; provided that (1) such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Certificate Insurer or (b) written notice to the Depositor, the Master Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency (without regard to the Policy), adversely affect in any material respect the interests of any Certificateholder and (2) in the case of an amendment pursuant to clause (iv) above, such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such federal income tax, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer.

In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Majority Certificateholders and with the consent of the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates without the consent of the Holder of such Certificate, (ii) amend, modify, add to, rescind, or alter in any respect Section 11.15, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Master Servicer, the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests),(iii) modify, add to, rescind, alter, or amend in any respect any provision of this Agreement restricting the Trust Fund from holding any property or engaging in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Master Servicer, the Seller, the Depositor or any Affiliate thereby shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), or (iv) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to or enter into any amendment to this Agreement unless it shall have first received an Opinion of Counsel (addressed to the Trustee and the Certificate Insurer) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment (i) is authorized or permitted by the Agreement and (ii) will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

Section 11.02	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders and the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Certificate Insurer a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights (excluding any Certificates held by the Seller, the Master Servicer or any Affiliate) thereof shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 11.05	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile (with confirmation of receipt) or by express delivery service, to (a) in the case of the Seller, the Seller and/or Master Servicer, IndyMac Bank, F.S.B., 3465 E. Foothill Boulevard, Pasadena, California 91107, Attention: Secondary Marketing, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Master Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-IN05L1 (telecopy number: (714) 247-6285), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee; (c) in the case of the Depositor, IndyMac ABS, Inc, 3465 E. Foothill Boulevard, Pasadena, California 91107, Attention: Secondary Marketing, and (d) in the case of the Certificate Insurer, 125 Park Avenue, New York, New York 10017, Attention: Chief Risk Officer, with a copy to General Counsel, or such other address or telecopy number as may be furnished to the Master Servicer, the Certificate Insurer and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the rights of the Certificate Insurer.

Section 11.07	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.08	Notice to the Rating Agency.

(a)        Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency and the Certificate Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

(i)	any material change or amendment to this Agreement;

(ii)         the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

(iii)        the resignation or termination of the Master Servicer or the Trustee;

(iv)	the final payment to Holders of any Class of the Certificates;
(v)	any change in the location of any Account; and

(vi)        if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)        In addition, the Trustee shall promptly make available to each Rating Agency and the Certificate Insurer copies of each Statement to Certificateholders described in Section 4.02 hereof and the Master Servicer shall promptly furnish to each Rating Agency and the Certificate Insurer copies of the following:

(i)         each annual statement as to compliance described in Section 3.20 hereof;

(ii)         each annual independent public accountants’ servicing report described in Section 3.21 hereof; and

(iii)        each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/IndyMac Residential Mortgage-Backed Trust Certificates, Series 2005-L1 and to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 11.09	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 11.10	Benefits of Agreement.

Except as set forth in Section 11.12 and Section 11.16, nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 11.11	Acts of Certificateholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)        Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 11.12	Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

Section 11.13	Official Record.

The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

Section 11.14	Protection of Assets.

(a)        Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(1)	borrow money or issue debt;
(2)	merge with another entity, reorganize, liquidate or sell assets;
(3)	engage in any business or activities.

(b)        Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

Section 11.15	Qualifying Special Purpose Entity.

Notwithstanding any contrary provision of this Agreement, the Trust Fund shall not hold any property or engage in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

Section 11.16	Rights of the Certificate Insurer.
(a)	The Certificate Insurer is an express third-party beneficiary of this Agreement.

(b)        The Trustee or the Depositor, as applicable, shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers’ Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee’s or the Depositor’s production or receipt thereof, but only to the extent that such item is required to be delivered to the Certificate Insurer hereunder.

(c)        Unless a Certificate Insurer Default exists, the Trustee, the Master Servicer and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer.

(d)        So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

(e)        The Certificate Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Certificate Insurer to make a required payment under the Policy.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

INDYMAC ABS, INC., as Depositor

By:	/s/ Isaac Carrillo
Name: Isaac Carrillo
Title: Vice President

INDYMAC BANK, F.S.B. as Master Servicer

By:	/s/ Isaac Carrillo
Name: Isaac Carrillo
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Renaldo Reyes
Name: Renaldo Reyes
Title: Vice President

By:	/s/ Brent Hoyler
Name: Brent Hoyler
Title: Associate

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ___th day of June, 2005 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of IndyMac ABS Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ___th day of June, 2005 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of IndyMac Bank, F.S.B. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___th day of June, 2005 before me, a notary public in and for said State, personally appeared ____________________, known to me to be an ____________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	June 1, 2005

First Distribution Date	:	July 25, 2005

Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:	$242,000,000.00

Initial Certificate Principal Balances
of all Certificates
of this Class	:	$242,000,000.00

CUSIP	:	456606 HF 2

Interest Rate	:	Variable

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

Class A

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as master servicer (in such capacity, the “Master Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2005

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (i) with respect to each Class A Certificates, the Subordinated Certificates and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date and (ii) the Class C Certificates, the Class R Certificates and any Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans on the Cut-off Date and the Original Pre-Funded Amount, the Master Servicer will have the option to purchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-2

FORM OF CLASS M CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Certificate No.	:	1

Cut-off Date	:	June 1, 2005

First Distribution Date	:	July 25, 2005

Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:	$3,250,000.00

Initial Certificate Principal Balances
of all Certificates
of this Class	:	$3,250,000.00

CUSIP	:	456606 HG 0

Interest Rate	:	Variable

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

Class M

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among IndyMac ABS, Inc., as depositor (the “Depositor”), IndyMac Bank, F.S.B., as seller (in such capacity, the “Seller”) and as master servicer (in such capacity, the “Master Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2005

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By: __________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is (i) with respect to each Class A Certificates, the Subordinated Certificates and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date and (ii) the Class C Certificates, the Class R Certificates and any Definitive Certificate, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the

Trustee with the consent of the Certificate Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans on the Cut-off Date and the Original Pre-Funded Amount, the Master Servicer will have the option to purchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-3

FORM OF CLASS B CERTIFICATES

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	June 1, 2005

First Distribution Date	:	July 25, 2005

Initial Certificate Principal Balance
of this Certificate
(“Denomination”)	:	$4,750,000.00

Initial Certificate Principal Balances
of all Certificates
of this Class	:	$4,750,000.00

CUSIP	:	456606 HH 8

Interest Rate	:	Variable

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

Class B

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof. This Class B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the Denomination of this Class B Certificate by the Initial Certificate Principal Balance of this Class) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac ABS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2005

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By: __________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity,

but solely as Trustee

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust

IndyMac Residential Mortgage-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage Backed Certificates, Series 2005-L1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans on the Cut-off Date and the Original Pre-Funded Amount, the Master Servicer will have the option to purchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the __th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-4

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	June 1, 2005

First Distribution Date	:	July 25, 2005
Percentage Interest
of this Certificate
(“Denomination”)	:	$12,764,622.18

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust,

IndyMac Residential Mortgage-Backed Certificates, Series 2005-L1

Class C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

The Certificate Principal Balance of this Class C Certificate at any time may be greater than or less than the Initial Certificate Principal Balance set forth on the face hereof. The Notional Amount of this Class C Certificate at any time may be less than the Initial Notional Amount set forth on the face hereof. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that IndyMac Bank, F.S.B. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Initial Notional Amount of this Class) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by IndyMac ABS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J to the Agreement), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, form the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form of Exhibit L of the Agreement) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J of the Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2005

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By: ____________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity,

but solely as Trustee

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust,

IndyMac Residential Mortgage-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage Backed Certificates, Series 2005-L1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans on the Cut-off Date and the Original Pre-Funded Amount, the Master Servicer will have the option to purchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT A-5

FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	June 1, 2005

Aggregate Percentage Interest
of the Class R Certificates as of
the Issue Date	:	100.00%

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust,

IndyMac Residential Mortgage-Backed Certificates, Series 2005-L1

Class R

evidencing the distributions allocable to the Class R Certificates with respect to a Trust consisting primarily of a pool of fixed and adjustable-rate, residential lot mortgage loans (the “Mortgage Loans”) secured by parcels of land that have been improved for residential use.

IndyMac ABS, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Bear Stearns Securities Corporation is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by IndyMac ABS, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Agreement”) among the Depositor, IndyMac Bank, F.S.B., as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event of any such transfer (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act (as evidenced by the investment letter delivered to the Trustee, in substantially the form of the Form of Rule 144A Investment Letter included as part of Exhibit J to the Agreement), the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, form the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form of Exhibit L of the Agreement) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J of the Agreement) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an Ownership Interest in this Certificate unless such Ownership Interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of any Ownership Interest in this Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following: (a) an affidavit in the form of Exhibit O to the Agreement from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and (b) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates; (iv) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June __, 2005

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:

Countersigned:

By: ___________________________________________

Authorized Signatory of

DEUTSCHE BANK NATIONAL TRUST COMPANY

not in its individual capacity,

but solely as Trustee

INDYMAC ABS, INC.

IndyMac Residential Mortgage-Backed Trust,

IndyMac Residential Mortgage-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., IndyMac Residential Mortgage Backed Trust 2005-L1, Mortgage Backed Certificates, Series 2005-L1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Stated Principal Balances of the Closing Date Mortgage Loans on the Cut-off Date and the Original Pre-Funded Amount, the Master Servicer will have the option to purchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ___ th day of               , 20   before me, a notary public in and for said State, personally appeared                                 , known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT B

COPY OF CERTIFICATE GUARANTY INSURANCE

POLICY WITH RESPECT TO THE INSURED CERTIFICATES

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

Policy Number: 05030039
Control Number: 0010001

Insured Obligations:

$242,000,000 in aggregate principal amount of IndyMac Residential Mortgage-Backed Trust 2005-L1 Mortgage Backed Certificates, Series 2005-L1, Class A (the “Class A Certificates”)

Trustee: Deutsche Bank National Trust Company

Financial Guaranty Insurance Company (“Financial Guaranty”), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Pooling and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the Pooling and Servicing Agreement, to the Trustee named above or its successor, as trustee for the Holders of the Class A Certificates, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement as in effect and executed on the date hereof.

The term “Insured Amount” means (1) any Deficiency Amount for such Distribution Date and the Class A Certificates and (2) any Preference Amount to be paid pursuant to the terms of this Surety Bond in respect of the Class A Certificates.

The term “Deficiency Amount” means, with respect to any Distribution Date and the Class A Certificates, an amount, if any, equal to the sum of:

(1)

the amount by which the Accrued Certificate Interest payable to the Class A Certificates for such Distribution Date exceeds the Interest Remittance Amount available on such Distribution Date to pay the Class A Certificates in accordance with Section 4.01(a)(ii) of the Pooling and Servicing Agreement; and

(2)	(i) with respect to any Distribution Date that is not the Final Distribution Date, the Class A Overcollateralization Deficiency Amount, if any, for such Distribution Date; and

(ii) on the Final Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

thereon on such Distribution Date other than any portion thereof consisting of an Insured Amount payable as principal on the Class A Certificates).

The term “Final Distribution Date” for each Class of the Class A Certificates means the Distribution Date occurring in June, 2010.

Financial Guaranty will pay a Deficiency Amount with respect to the Class A Certificates by 12:00 noon (New York City Time) in immediately available funds to the Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Class A Certificates, and (ii) the Distribution Date on which the related Deficiency Amount is payable to the Holders of the Class A Certificates pursuant to the Pooling and Servicing Agreement, for disbursement to the Holders of the Class A Certificates in the same manner as other payments with respect to the Class A Certificates are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon payment of a Deficiency Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Holders of the Class A Certificates to receive the amount so paid. Financial Guaranty’s obligations with respect to the Class A Certificates hereunder with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Trustee on behalf of the Holders of the Class A Certificates for payment to such Holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

If any portion or all of any amount that is insured hereunder that was previously distributed to a holder of Class A Certificates is recoverable and recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of the court order requiring the return of the Preference Amount, together with an opinion of counsel satisfactory to Financial Guaranty that the order is a Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Holder of the Class A Certificates relating to or arising under any Class A Certificates against the debtor who paid such Preference Amount and constituting an appropriate instrument, in form satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Trustee and/or such Holder in respect of such Preference Amount, including without limitation in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Holder of the Class A Certificates directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Holder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (x) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Surety Bond, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Trustee, and the Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty’s own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of any Class A Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Certificates shall have been paid in full and (ii) if any insolvency proceeding with respect to which the Depositor is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

This Surety Bond will not cover Net WAC Rate Carryover Amounts, Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls on the Class A Certificates, nor will this Surety Bond guarantee to the Holders of the Class A Certificates any particular rate of principal distribution. In addition, this Surety Bond will not cover shortfalls, if any, attributable to the liability of the Depositor, the Trustee or the Holder of the Class A Certificates for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). This Surety

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

Bond also will not cover the failure of the Trustee to make any payment required under the Pooling and Servicing Agreement to the holder of a Class A Certificate.

A monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement and the Insurance Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

To the fullest extent permitted by applicable law, Financial Guaranty hereby waives, solely for the benefit of Holders of the Class A Certificates all defenses of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of “utmost good faith” or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that Financial Guaranty otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that Financial Guaranty may have with respect to IndyMac Bank, FSB or any of its affiliates.

“Notice” means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. “Holder” means, as to the Class A Certificates, the person, other than the Seller, the Depositor, the Master Servicer or the Trustee, who, on the applicable Distribution Date, is entitled under the terms of the Class A Certificates to a distribution thereon. “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement relating to the Class A Certificates by and among IndyMac Bank, FSB, as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee, dated as of June 1, 2005. “Insurance Agreement” means the Insurance and Indemnity Agreement, among Financial Guaranty, IndyMac Bank, FSB, as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and the Trustee, dated as of June 14, 2005.

In the event that payments under the Class A Certificates are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on the Class A Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of the Class A Certificates by reason of the repurchase of the Trust

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

Fund pursuant to Section 10.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Surety Bond

IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

President	Authorized Representative

Effective Date: June 14, 2005

EXHIBIT A

NOTICE OF NONPAYMENT

AND DEMAND FOR PAYMENT OF INSURED AMOUNTS

To:	Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

Attention:	General Counsel

Telephone: (212) 312-3000

Telecopier: (212) 312-3220

Re:	$_______ in aggregate principal amount of IndyMac Residential Mortgage-Backed Trust 2005-L1 Mortgage Backed Certificates, Series 2005-L1, Class A (the Certificates”)

Policy No. 05030039 (the “Surety Bond”)

Distribution Date:	___________________________

We refer to that certain Pooling and Servicing Agreement, dated as of June 1, 2005, by and among IndyMac Bank, FSB, as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee (the “Pooling and Servicing Agreement”), relating to the above referenced Class A Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a)	The Trustee has determined under the Pooling and Servicing Agreement that in respect of the Distribution Date:
(1)

The insured portion of the distribution on the Class A Certificates in respect of the Distribution Date that is due to be received on ______________ under the Pooling and Servicing Agreement, is equal to $_____________, consisting of

		(A)	$ ___________ in respect of interest on the Class A Certificates, which is calculated as the amount by which:
			(i)	$____________, constituting the Accrued Certificate Interest payable to the Class A Certificates for such Distribution Date; exceeds
			(ii)	$___________, representing the Interest Remittance Amount available on such Distribution Date to pay the Class A Certificates in accordance with Section 4.01(a)(ii) of the Pooling and Servicing Agreement on such Distribution Date; plus

(B)            $_____________ in respect of principal of the Class A Certificates, which with respect to any Distribution Date that is not the Final Distribution Date, is the Class A Overcollateralization Deficiency Amount, if any, for such Distribution Date and with respect to the Final Distribution Date, is the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made thereon on such Distribution Date other than any portion thereof consisting of an Insured Amount payable as principal on the Class A Certificates).

(2)               [The amount to be paid to the Holders of the Class A Certificates on the Final Distribution Date, which occurs on _____________, is $____________.]

(3)               The Available Funds available to be distributed on such Distribution Date on the Class A Certificates pursuant to the Pooling and Servicing Agreement in payment of the items identified in items (1) and (2) above, as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), is $_______________.

Please be advised that, accordingly, a Deficiency Amount exists for the Distribution Date identified above for the Class A Certificates in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Surety Bond in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Surety Bond.]

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Surety Bond.

(b)        No payment claimed hereunder is in excess of the amount payable under the Surety Bond.

The amount requested in this Notice should be paid to: [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of ______________________.

________________________________________,

as Trustee

By:	___________________________________
Title:	___________________________________

EXHIBIT C

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

INDYMAC BANK, F.S.B.,

as Seller

and

INDYMAC ABS, INC.,

as Purchaser

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of June 14, 2005

INDYMAC RESIDENTIAL MORTGAGE BACKED TRUST CERTIFICATES,

SERIES 2005-L1

Table of Contents

ARTICLE I

DEFINITIONS

Section 1.01	Definitions

ARTICLE II

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01	Sale of Mortgage Loans.
Section 2.02	Obligations of Seller Upon Sale
Section 2.03	Payment of Purchase Price for the Mortgage Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01	Seller Representations and Warranties Relating to the Mortgage Loans
Section 3.02	Seller Representations and Warranties Relating to the Seller
Section 3.03	Remedies for Breach of Representations and Warranties

ARTICLE IV

SELLER’S COVENANTS

Section 4.01	Covenants of the Seller

ARTICLE V

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01	Indemnification.

ARTICLE VI

TERMINATION

Section 6.01	Termination

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01	Amendment
Section 7.02	Governing Law
Section 7.03	Notices
Section 7.04	Severability of Provisions
Section 7.05	Counterparts
Section 7.06	Further Agreements
Section 7.07	Intention of the Parties
Section 7.08	Successors and Assigns: Assignment of Purchase Agreement
Section 7.09	Survival
Section 7.10	Third Party Beneficiary

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of June 14, 2005 (this “Agreement”), between IndyMac Bank, F.S.B. (the “Seller”) and IndyMac ABS, Inc. (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Seller, as of the date hereof, owns the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”) among the Purchaser as depositor, the Seller as master servicer and Deutsche Bank National Trust Company as trustee (the “Trustee”) relating to IndyMac Residential Mortgage Backed Trust Certificates, Series 2005-L1, the Purchaser will convey the Mortgage Loans to the trust created therein (the “Trust”); and

WHEREAS, the Seller is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

ARTICLE II

SALE OF MORTGAGE LOANS;

PAYMENT OF PURCHASE PRICE

Section 2.01	Sale of Mortgage Loans.

The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Principal Balance as of the Cut-off Date, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

Section 2.02     Obligations of Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller agrees, at its own expense on or prior to the Closing Date, (i) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser and the Trustee an electronic data file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, those data fields as required in the Pooling and Servicing Agreement. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, or to a Custodian on behalf of the Trustee, on or before the Closing Date, the following documents or instruments, which documents and instruments will comply with the requirements of the Pooling and Servicing Agreement notwithstanding any provision to the contrary below:

(01)      the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

(02)      the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(03)      an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”

(04)      an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

(05)	the original lender’s title insurance policy; and

(06)      the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

With respect to up to 30% of the Mortgage Loans, the Seller may deliver all or a portion of each related Mortgage File to the Trustee not later than five Business Days after the Closing Date (such Mortgage Loans, the “Delayed Delivery Mortgage Loans”).

The Seller hereby confirms to the Purchaser and the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

If any of the documents referred to in Section 2.02(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or a Custodian no later than the Closing Date of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or a Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(e) above, the Seller shall deliver or cause to be delivered to the Trustee or a Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or a Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or a Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(c) hereof and, to the extent necessary, in Section 2.02(d) hereof to be recorded. The Seller shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, the Seller shall not cause to be recorded any Assignment which relates to a Mortgage Loan secured by a Mortgaged Property in California or in any other jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance; provided, however, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) direction by the Holders of the Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy or insolvency relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

Notwithstanding anything to the contrary in this Agreement, within five Business Days after the Closing Date, the Seller shall either

(x)        deliver to the Depositor the Mortgage File as required pursuant to this Section for each Delayed Delivery Mortgage Loan or

(y)(A)   repurchase the Delayed Delivery Mortgage Loan or (B) substitute a Qualified Substitute Mortgage Loan for a Delayed Delivery Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions herein;

provided, however, that if the Seller fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for herein and in the Pooling and Servicing Agreement shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver.

Section 2.03	Payment of Purchase Price for the Mortgage Loans.

In consideration of the sale of the Mortgage Loans to be purchased hereunder, the Purchaser shall pay to or upon the order of the Seller on the Closing Date (the “Mortgage Loan Purchase Price”) by transfer of (i) immediately available funds in an amount equal to the net sale proceeds of the Class A Certificates and (ii) the Class M Certificates, the Class B Certificates, the Class C Certificates and the Class R Certificates (the “IndyMac Certificates”). The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the Prospectus Supplement relating to the Class A Certificates and the Class M Certificates and the Private Placement Memorandum relating to the Class B Certificates, fees and expenses of Purchaser’s counsel, accountant’s fees and expenses and the fees and expenses of the Trustee and the Certificate Insurer and other out-of-pocket costs, if any.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01     Seller Representations and Warranties Relating to the Mortgage Loans. The Seller hereby makes representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

Section 3.02     Seller Representations and Warranties Relating to the Seller. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date:

(01)      The Seller is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and is licensed, qualified and in good standing in each state in which any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller or to ensure the enforceability or validity of each Mortgage Loan in accordance with the terms of this Agreement;

(02)      The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Seller, the Seller had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

(03)      The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s charter or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(04)      The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(05)      The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(06)      There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(07)      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(08)      The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

(09)      The information delivered by the Seller to the Purchaser with respect to the Seller’s loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

(10)      Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependent solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby and by the Pooling and Servicing Agreement taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

(11)      The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(12)      The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date); and

(13)      There is no litigation currently pending or, to the best of the Seller’s knowledge, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement or the Pooling and Servicing Agreement, or that would result in a material adverse change in the financial condition of the Seller.

Section 3.03     Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for the breach.

Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement). In the event that such a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement). The Seller may, assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. Upon substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject in all respects to the terms of this Agreement, including all applicable representations and warranties thereof included in this Agreement as of the date of such substitution. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date specified in the Pooling and Servicing Agreement and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02.

It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that the obligations of the Seller set forth in Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Parties as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02.

ARTICLE IV

SELLER’S COVENANTS

Section 4.01     Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01	Indemnification.

The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement, (ii) arising from a breach by the Seller of its representations and warranties in Section 3.01 or 3.02 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller or any servicer. The Seller shall immediately notify the Purchaser and the Trustee if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity in respect of such claim.

Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser and by the Seller, if the indemnified parties under this Article V consist of the Seller.

Each indemnified party, as a condition of the indemnity agreements, shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

ARTICLE VI

TERMINATION

Section 6.01     Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller’s indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01     Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

Section 7.02     Governing Law. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARDS TO ANY CONFLICT OF LAW PROVISIONS. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 7.03     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered as follows: (i) if to the Seller: IndyMac Bank, F.S.B., 3465 East Foothill Blvd., 2nd Floor, Pasadena, California 91107, Attention: Secondary Marketing, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller; (ii) if to the Purchaser: 3465 East Foothill Blvd., 2nd Floor, Pasadena, California 91107, Attention: Secondary Marketing, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.04     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05     Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06     Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07     Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08     Successors and Assigns: Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated by the Seller to a third party without the consent of the Purchaser which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue the Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee for the benefit of the Certificateholders of all of the Purchaser’s rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09     Survival. The representations and warranties set forth in Sections 3.01 and 3.02, the remedies set forth in Section 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 7.10     Third Party Beneficiary.  The Certificate Insurer, if any, shall be a third party beneficiary hereof, until such time as the Certificate Principal Balance of the Class A Certificates has been reduced to zero and all amounts owed to the Certificate Insurer have been paid in full, and may enforce the terms hereof as if a party hereto. The Trustee shall be a third party beneficiary hereof.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

INDYMAC ABS, INC., as Purchaser

By:
Name:
Title:

INDYMAC BANK, F.S.B., as Seller

By:
Name:
Title:

SCHEDULE I

MORTGAGE LOANS

(Available Upon Request)

EXHIBIT A

Representations and Warranties of the Seller Regarding the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, as of the Closing Date, or if so specified herein, as of the related Cut-off Date as follows.

(i)               The information set forth on the Mortgage Loan Schedule as to each Mortgage Loan is true and correct as of the Cut-off Date.

(ii)               As of the Closing Date, all regularly scheduled Monthly Payments due with respect to each Mortgage Loan up to and including the first day of the month before the Cut-off Date have been made; and as of the Cut-off Date, no Mortgage Loan had more than one regularly scheduled Monthly Payment that was 30 or more days Delinquent during the twelve months before the Cut-off Date.

(iii)              With respect to each Mortgage Loan, the related Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(iv)              Immediately before the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

(v)              As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property. Except for payment defaults permitted in clause (ii) above, there are no defaults in complying with the terms of the Mortgage, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest.

(vi)              There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule.

(vii)             There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (xi) below.

(viii)            No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan. No Mortgaged Property has been materially damaged by any wild fires in the State of California so as to materially adversely effect the value of the related Mortgaged Property.

(ix)              Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws and regulations, including usury, equal credit opportunity, anti-money laundering laws, real estate settlement procedures, truth-in-lending, and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

(x)              As of the Closing Date the Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Purchaser and which has been delivered to the Purchaser); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

(xi)              A lender’s policy of title insurance together with extended coverage endorsement, if applicable, in an amount at least equal to the Principal Balance of each such Mortgage Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect.

(xii)             To the best of the Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to the Mortgaged Property and, with respect to the use of the same, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The Seller has reviewed all of the documents constituting the Servicing File.

(xiii)            The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

(xiv)            The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

(xv)             The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law.

(xvi)            With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(xvii)           To the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

(xvii)           To the best of the Seller’s knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

(xviii)          Each Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to Fannie Mae or Freddie Mac.

(xix)            Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

(xx)             Each Mortgage Loan was selected from among the outstanding residential lot mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth herein can be made. No such selection was made in a manner intended to adversely affect the interests of the Purchaser.

(xxi)            Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(xxii)           As of the Closing Date no two Mortgaged Properties are mortgaged by any one borrower.

(xxiii)          None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,”, “covered,” “predatory” or “abusive” loans under any other applicable state, federal or local law.

(xxiv)          No Mortgage Loans are subject to the Georgia Fair Lending Act (“GFLA”) effective from October 1, 2002 to March 6, 2003.

(xxv)           No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA.

(xxvi)          Each Prepayment Charge is enforceable against and was originated in compliance with all federal, state and local laws, (except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff).

(xxvii)         No loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E; however no representation can be made regarding loans in Los Angeles, California until the applicable legislation is enacted and declared effective in each of those jurisdictions).

(xxviii)         The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(xxix)          The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; and (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note.

(xxx)           The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan, as set forth in the Memorandum. The Mortgage Note and Mortgage are on forms generally acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(xxxi)          To the best of the Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue.

(xxxii)         The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Relief Act.

(xxxiii)         Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.

(xxxiv)        No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered” (except with respect to purchase money “covered loans” under the New Jersey Home Ownership Security Act of 2002), “abusive”, “predatory”, “home loan”, “Oklahoma Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. §58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.

(xxxv)         The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(xxxvi)        Each Mortgage Loan has been serviced in all material respects in compliance with all applicable federal, state and local laws.

(xxxvii)        The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller’s knowledge, such provision is enforceable.

(xxxviii)       None of the Fixed-Rate Mortgage Loans are, by their terms, assumable.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

Available upon request

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705-4934

Attn: [__]

Re:	Pooling and Servicing Agreement dated as of June 1, 2005 among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Master Servicer and Deutsche Bank National Trust Company, as Trustee

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee’s Mortgage File Or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name. Address & Zip Code:

Reason for Requesting Documents (check one):

______1.	Mortgage Paid in Full
______2.	Foreclosure
______3.	Substitution
______4.	Other Liquidation (Repurchases, etc.)
______5.	Nonliquidation Reason:

Address to which Trustee should deliver

the Trustee’s Mortgage File:

By:
(authorized agent)

Issuer:

Address:

Date:

Trustee

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Trustee:

Trustee	Date

EXHIBIT F-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

_______________, 200__

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:

Pooling and Servicing Agreement dated as of June 1, 2005 among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Master Servicer and Deutsche Bank National Trust Company, as Trustee, Mortgage Backed Certificates, Series 2005-L1

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY
By:
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

[Date]

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:

Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005 among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Master Servicer and Deutsche Bank National Trust Company as Trustee with respect to IndyMac ABS, Inc., 2005-L1, Mortgage-Backed Certificates, Series 2005-L1

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (1), (3), (10), (11), (15) and (18) in the definition of Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:	IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust, Series 2005-L1, Mortgage-Backed Certificates

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of June 1, 2005, among IndyMac ABS, Inc. as Depositor, IndyMac Bank, F.S.B. as Master Servicer and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), we hereby acknowledge the receipt of the original Mortgage Notes with any exceptions thereto listed on Exhibit 1.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:
Name:
Title:

EXHIBIT G

[Reserved.]

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is ___________ of _____________, successor by merger to ________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ______________________, ________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage Backed Certificates, Series 2005-L1, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Deutsche Bank National Trust Company, IndyMac ABS, Inc. and IndyMac Bank, F.S.B. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:	_______________
_______________

STATE OF	)
	)	ss.:
COUNTY OF	)

On this _____ day of _____________, 20__, before me, a Notary Public, in and for said County and State, appeared ___________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this _____________ day of 20__.

________________________
________________________

My commission expires _____________.

EXHIBIT I

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

[DATE]

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:	IndyMac ABS Inc., IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage-Backed Certificates, Series 2005-L1

Ladies and Gentlemen:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage Backed Certificates, Series 2005-L1, Class ___ (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of June 1, 2005 among IndyMac ABS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R.ss.2510.3-101 and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

Very truly yours, [Transferee]
By:
Name:
Title:

EXHIBIT J

FORM OF RULE 144A INVESTMENT LETTER

[Date]

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:	IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage-Backed Certificates Series 2005-L1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that:

(a)        we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws;

(b)        we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates;

(c)	[Reserved];

(d)        we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates;

(e)        we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act; and

(f)         either (i) in the case of a Class C, Class P or Class R Certificate, we are not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. §2510.3-101 or (ii) we have provided the Trustee, the Depositor and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to such parties to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement].

Very truly yours, [NAME OF TRANSFEREE]
By:
Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.          In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_______1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_______ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

_______ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_______ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________________________

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

_______ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_______ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_______ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

_______ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

_______ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_______ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.          In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

______ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

______ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.          The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.          The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.          Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer of Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

[RESERVED]

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

IndyMac ABS, Inc. 155 North Lake Avenue Pasadena, California 91101

Re:	IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust 2005-L1, Mortgage-Backed Certificates, Series 2005-L1

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class R Certificate is to impede the assessment or collection of tax.

Very truly yours, [TRANSFEROR]
By:
Name:
Title:

EXHIBIT M

AFFIDAVIT OF TRANSFER OF CLASS R CERTIFICATES

PURSUANT TO SECTION 5.02(D)

INDYMAC ABS, INC. INDYMAC RESIDENTIAL MORTGAGE-BACKED TRUST 2005-L1,

MORTGAGE-BACKED CERTIFICATES, SERIES 2005-L1

STATE OF	)
	)	ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.          The undersigned is an officer of, the proposed Transferee of an Ownership Interest in Class R Certificates (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”), relating to the above-referenced Certificates, among the IndyMac ABS, Inc. (the “Depositor”), IndyMac Bank, F.S.B., as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.          The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3.          The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.          The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.          The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.          The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.          The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.          The Transferee’s taxpayer identification number is                                              .

9.	The Transferee is a United States Person as defined in the Agreement.

10.        The Transferee is aware that the Certificate may be a “non-economic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a non-economic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.        The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _______ day of _______, ____.

[NAME OF TRANSFEREE]
By:
Name:
Title:

[Corporate Seal]

ATTEST:

__________________________

[Assistant] Secretary

Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of __________, ____.

NOTARY PUBLIC
My Commission expires the ____ day of ________, ____.

EXHIBIT N

[Reserved]

EXHIBIT O

[Reserved]

EXHIBIT P

FORM OF ADDITION NOTICE

__________, 2005

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705-4934

[S&P]

[Moody’s]

Re:

Pooling and Servicing Agreement, dated as of June 1, 2005, among IndyMac ABS, Inc., IndyMac Bank, F.S.B. and Deutsche Bank National Trust Company, relating to IndyMac ABS, Inc., IndyMac Residential Mortgage-Backed Trust, Series 2005-L1

Ladies and Gentlemen:

Pursuant to Section 2.07 of the referenced Pooling and Servicing Agreement, IndyMac ABS, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust on __________, 2005 with an aggregate principal balance of $__________ as of __________, 2005. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

Very truly yours,
INDYMAC ABS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

DEUTSCHE BANK NATIONAL TRUST

COMPANY, as Trustee

By:	__________________________

Name:

Title:

By:	__________________________

Name:

Title:

EXHIBIT Q

FORM OF SUBSEQUENT TRANSFER INSTRUMENT

Pursuant to this Subsequent Transfer Instrument, dated _________, 2005 (the “Instrument”), among IndyMac ABS, Inc. (the “Depositor”), IndyMac Bank, F.S.B. (the “Seller”) and Deutsche Bank National Trust Company (the “Trustee”), and pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among the Depositor as depositor, the Seller as master servicer (in such capacity, the “Master Servicer”) and the Trustee as trustee of the IndyMac ABS, Inc., Residential Mortgage-Backed Trust, Series 2005-L1, the Seller and Depositor agree to the sale by the Seller and the purchase by the Depositor, and the Depositor and Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Subsequent Mortgage Loans (the “Subsequent Mortgage Loans”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Section 1.	Conveyance of Subsequent Mortgage Loans.

(a)        The Seller does hereby sell, transfer, assign, set over and convey to the Depositor, without recourse, and the Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Seller reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Seller and the Depositor, contemporaneously with the delivery of this Instrument, have delivered or caused to be delivered to the Depositor and the Trustee, respectively, each applicable item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Depositor by the Seller of the Subsequent Mortgage Loans identified on the attached Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the Seller to constitute and to be treated as a sale by the Seller to the Depositor. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the attached Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust.

(b)	Reserved.

(c) Additional terms of the sale are set forth on Attachment A hereto.

Section 2.	Representations and Warranties; Conditions Precedent.

(a)        Each of the Seller and the Depositor hereby confirms that each of the applicable conditions precedent and applicable representations and warranties set forth in Section 2.07 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

(b)        All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

Section 3.	Recordation of Instrument.

To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

Section 4.	Governing Law.

This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

Section 5.	Counterparts.

This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 6.	Successors and Assigns.

This Instrument shall inure to the benefit of and be binding upon the Seller, the Depositor, the Trustee and their respective successors and assigns.

INDYMAC ABS, INC., as Depositor

By:
Name:
Title:

INDYMAC BANK, F.S.B., as Seller

By:
Name:
Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:

By:
Name:
Title:

ATTACHMENTS

A.	Additional terms of sale.
B.	Schedule of Subsequent Mortgage Loans.

ATTACHMENT A

ADDITIONAL TERMS OF SALE

General

Subsequent Cut-off Date: __________, 2005

Subsequent Transfer Date: __________, 2005

Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $__________

Purchase Price: [100.00]%

The following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the related Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the applicable Subsequent Cut-off Date; provided, however, that such Subsequent Mortgage Loans may have a first payment date occurring on or after the applicable Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loan could not have been delinquent as of such Subsequent Cut-off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan will not be less than 3 months and will not exceed 60 months from its first payment date; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; (v) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of two months; (vi) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 3.00% or greater than 10.75%; (vii) such mortgage loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices; (viii) such Subsequent Mortgage Loan will have a first payment date occurring on or before August 1, 2005; (ix) such Subsequent Mortgage Loan will have a principal balance no greater than $1,425,000; (x) the final maturity of such Subsequent Mortgage Loan shall be on or before June 1, 2010 and (x) such Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under “-Underwriting Standards of the Seller” in the Prospectus Supplement.

Following the purchase of the Subsequent Mortgage Loans, the Mortgage Loans (including the Subsequent Mortgage Loans) shall, as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 60 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.00% and not more than 10.75%; (iii) have a weighted average Loan-to-Value Ratio of approximately 76.70%; (iv) have no Mortgage Loan with a principal balance in excess of $1,425,000; (v) will consist of mortgage loans with prepayment charges representing no less than approximately 38.70% of the mortgage loans, (vi) with respect to the adjustable-rate Mortgage Loans, have a weighted average gross margin of approximately 4.83%; and (vii) have a weighted average FICO Score of approximately 729; in each case measured by aggregate principal balance of the Mortgage Loans as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans will be based on the principal balance of the Closing Date Mortgage Loans as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.

ATTACHMENT B

SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

AVAILABLE UPON REQUEST

SCHEDULE I

LIST OF MULTIPLE MORTGAGE LOANS TO SINGLE BORROWERS